Filed Pursuant to Rule 424(b)(2)
Registration No. 333-291169

PROSPECTUS SUPPLEMENT

(To prospectus dated October 30, 2025)

$600,000,000

5.000% Notes due 2030

We are offering $600,000,000 aggregate principal amount of 5.000% Notes due 2030 (the “Notes”). We will pay interest semi-annually in arrears on the Notes on May 17 and November 17 of each year, beginning May 17, 2026. The Notes will mature on November 17, 2030.

We may redeem the Notes at our option, in whole or in part, at any time and from time to time, prior to October 17, 2030 (one month prior to their maturity date) at the redemption price described in this prospectus supplement under “Description of Notes—Optional Redemption.” On or after October 17, 2030, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to (but not including) the redemption date. In addition, if we experience a Change of Control Triggering Event (as defined herein), we may be required to make an offer to repurchase all of the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase. See “Description of Notes—Optional Redemption.”

We intend to use the net proceeds from this offering, together with cash on hand, to redeem all of our outstanding 3.375% Senior Notes due 2026 (the “2026 Senior Notes”), and pay related fees and expenses.

The Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior debt (including our indebtedness under the Existing Notes and the Credit Agreement (each as defined herein)), will rank senior in right of payment to any of our future debt and other obligations that expressly provide for their subordination to the Notes, will be structurally subordinated to all of our existing and future indebtedness and other liabilities of all our subsidiaries (including indebtedness of the subsidiaries that borrow under or guarantee any obligations under the Credit Agreement, if any, and guarantees of the Existing Notes, if any), and will be effectively subordinated to any of our future senior secured debt, to the extent of the value of the collateral securing such indebtedness. The Notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or on any automated dealer quotation system.

Investing in the Notes involves risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement.

	Per Note	Total
Public offering price(1)	99.707%	$598,242,000
Underwriting discount(2)	0.600%	$3,600,000
Proceeds (before expenses) to us	99.107%	$594,642,000

(1)	Plus accrued interest, if any, from November 17, 2025, if settlement occurs after that date.
(2)	We refer you to the “Underwriting” section beginning on page S-46 of this prospectus supplement for additional information regarding underwriting compensation.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes to purchasers through the book-entry delivery system of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., on or about November 17, 2025, against payment in immediately available funds.

Joint Book-Running Managers

BofA Securities	Citigroup	Wells Fargo Securities	Goldman Sachs & Co. LLC

Mizuho	MUFG	RBC Capital Markets

Co-Managers

HSBC	Huntington Capital Markets	KeyBanc Capital Markets	M&T Securities	Scotiabank

The date of this prospectus supplement is November 5, 2025.

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Mattel,” “we,” “us,” “our,” or similar references mean Mattel, Inc. and its consolidated subsidiaries. This document is composed of two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, which is part of our Registration Statement on Form S-3, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates, and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, from time to time, we may offer and sell debt securities, common stock, preferred stock, warrants or other rights, stock purchase contracts, units, preference stock, or depositary shares, or any combination thereof, in one or more offerings.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus we have authorized. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. You should assume that the information in this prospectus supplement, the accompanying prospectus, any information we have incorporated herein and therein by reference, and any free writing prospectus we have authorized is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those respective dates. If the information varies between this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

It is important that you read and consider all of the information contained in this prospectus supplement, the accompanying prospectus, and any free writing prospectus we have authorized in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation by Reference” on page S-viii of this prospectus supplement and “Where You Can Find More Information” on page 2 of the accompanying prospectus.

This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting.”

S-ii

TRADEMARKS AND TRADE NAMES

We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. Our name, logo, and registered domain name are our proprietary service marks or trademarks. Each trademark, trade name, or service mark by any other company appearing in this prospectus supplement belongs to its holder. Solely for convenience, the trademarks, service marks, trade names, and copyrights referred to in this prospectus supplement appear in italic type, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, service marks, trade names, and copyrights.

S-iii

NON-GAAP FINANCIAL MEASURES

We have included certain non-GAAP financial measures in this prospectus supplement, including earnings before interest expense, taxes, depreciation, and amortization (“EBITDA”) and Adjusted EBITDA. EBITDA consists of net income (loss) before interest expense, provision (benefit) for income taxes, depreciation expense, and amortization expense. Adjusted EBITDA represents EBITDA adjusted to exclude the impact of other non-cash items, such as share-based compensation, and a number of items we do not consider indicative of our ongoing operating performance. You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis.

We present EBITDA and Adjusted EBITDA because we consider these items to be important supplemental measures of our performance and believe these measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industries with similar capital structures. Additionally, we believe issuers of debt securities also present EBITDA and Adjusted EBITDA because investors, analysts, and rating agencies consider it useful in measuring the ability of those issuers to meet debt service obligations. We believe that these items are appropriate supplemental measures of debt service capacity because cash expenditures for interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider these items in isolation, or as a substitute for analysis of our results as reported under generally accepted accounting principles in the United States (“GAAP”). Some of these limitations are:

•	EBITDA and Adjusted EBITDA:

–	exclude certain tax payments that represent a reduction in cash available to us;

–	do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

–	do not reflect changes in, or cash requirements for, our working capital needs; and

–	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt, including the Notes;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

In addition, the presentation of Adjusted EBITDA differs from how we will calculate Consolidated EBITDA for purposes of covenant compliance under the indenture that will govern the Notes (the “Indenture”), indenture governing our 6.200% Senior Notes due 2040 and 5.450% Senior Notes due 2041 (the “2010 Base Indenture”), the indenture governing the 3.375% Senior Notes due 2026 (the “2026 Indenture”), the indenture governing the 5.875% Senior Notes due 2027 (the “2027 Indenture”), the indenture governing the 3.750% Senior Notes due 2029 (the “2029 Indenture” and, together with the 2010 Base Indenture, the 2026 Indenture and the 2027 Indenture, the “Existing Indentures”), and the credit agreement governing the Credit Facility (as defined herein) (the “Credit Agreement”). For example, Adjusted EBITDA does not reflect adjustments for certain expected cost savings added in the calculation of Consolidated EBITDA under the Indenture.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. As a result, we rely primarily on our GAAP results and use EBITDA and Adjusted EBITDA only supplementally.

S-iv

In addition, in calculating Adjusted EBITDA, we make certain adjustments that are based on assumptions and estimates that may prove to have been inaccurate.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

These measures are not, and should not be viewed as, a substitute for GAAP financial measures. These measures should be considered in addition to GAAP financial measures. We endeavor to compensate for the limitations of these measures presented by providing the comparable GAAP financial measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure. You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis. See “Summary—Summary Consolidated Financial Data.”

S-v

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and any free writing prospectus we have authorized, including information incorporated by reference, contain a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include statements regarding Mattel’s goals for future periods and other future events. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “looks forward,” “confident that,” “believes,” and “targeted,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic, and other information and assumptions, and are subject to a number of significant risks and uncertainties.

A variety of factors or combination of factors, many of which are beyond Mattel’s control, may cause actual future results or outcomes, or the timing of those results or outcomes, to differ materially from those contained in any forward-looking statements. Specific factors that might cause such a difference include, but are not limited to:

•	Mattel’s ability to design, develop, produce, manufacture, source, ship, and distribute products in a timely and cost-effective manner;

•	sufficient interest in and demand for the products and entertainment Mattel offers by retail customers and consumers to profitably recover Mattel’s costs;

•

downturns in economic conditions affecting Mattel’s markets which can negatively impact retail customers and consumers, and which can result in lower employment levels and lower consumer disposable income and spending, including lower spending on purchases of Mattel’s products;

•	other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt;

•	potential difficulties or delays Mattel may experience in implementing cost savings and efficiency enhancing initiatives;

•

other economic and public health conditions or regulatory changes in the markets in which Mattel and its customers and suppliers operate, which could create delays or increase Mattel’s costs, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease;

•

the effect of inflation on Mattel’s business, including cost inflation in supply chain inputs and increased labor costs, as well as pricing actions taken in an effort to mitigate the effects of inflation;

•	currency fluctuations, including movements in foreign exchange rates, which can lower Mattel’s net revenues and earnings, and significantly impact Mattel’s costs;

•

the concentration of Mattel’s customers, potentially increasing the negative impact to Mattel of difficulties experienced by any of Mattel’s customers, such as bankruptcies or liquidations or a general lack of success, or changes in their purchasing or selling patterns;

•

the inventory policies of Mattel’s retail customers, as well as the concentration of Mattel’s revenues in the second half of the year, which coupled with reliance by retailers on quick response inventory management techniques, increases the risk of underproduction, overproduction, and shipping delays;

•	legal, reputational, and financial risks related to security breaches or cyberattacks;

•

work disruptions, including as a result of supply chain disruption such as plant or port closures, which may impact Mattel’s ability to manufacture or deliver product in a timely and cost-effective manner;

S-vi

•

the impact of competition on revenues, margins, and other aspects of Mattel’s business, including the ability to offer products that consumers choose to buy instead of competitive products, the ability to secure, maintain, and renew popular licenses from licensors of entertainment properties, and the ability to attract and retain talented employees and adapt to evolving workplace models;

•	the risk of product recalls or product liability suits and costs associated with product safety regulations;

•

tariffs, trade restrictions, or trade barriers, which depending on the effective date and duration of such measures, changes in the amount, scope, and nature of such measures in the future, any countermeasures that the target countries may take, and any mitigating actions that may become available, could increase Mattel’s product costs and other costs of doing business, and other changes in laws or regulations in the United States and/or in other major markets, such as China, in which Mattel operates, including, without limitation, with respect to taxes, trade policies, product safety, or sustainability, which may also increase Mattel’s product costs and other costs of doing business, and in each case reduce Mattel’s earnings and liquidity;

•

business disruptions or other unforeseen impacts due to economic instability, political instability, civil unrest, armed hostilities (including the impact of the Russia-Ukraine war and geopolitical developments in the Middle East) or terrorist activities, natural and man-made disasters, pandemics or other public health crises, or other catastrophic events;

•	failure to realize the planned benefits from any investments or acquisitions made by Mattel;

•

the impact of other market conditions or third-party actions or approvals, including those that result in any significant failure, inadequacy, or interruption from vendors or outsourcers, which could reduce demand for Mattel’s products, delay or increase the cost of implementation of Mattel’s programs, or alter Mattel’s actions and reduce actual results;

•	changes in financing markets or the inability of Mattel to obtain financing on attractive terms;

•	the impact of litigation, arbitration, or regulatory decisions or settlement actions;

•

Mattel’s ability to navigate regulatory frameworks in connection with new areas of investment, product development, or other business activities, such as artificial intelligence, non-fungible tokens, and cryptocurrency;

•

an inability to remediate the material weakness in Mattel’s internal control over financial reporting, or additional material weaknesses or other deficiencies in the future or the failure to maintain an effective system of internal control; and

•

other risks and uncertainties detailed in this prospectus supplement under the caption “Risk Factors,” Part I, Item 1A “Risk Factors” in Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Part II, Item 1A “Risk Factors” in Mattel’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025, June 30, 2025 and September 30, 2025, and subsequent periodic filings.

Mattel does not update forward-looking statements and expressly disclaims any obligation to do so, except as required by law.

S-vii

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be an important part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until our offering is completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 26, 2025 (the “Annual Report”);

•	The information specifically incorporated by reference into our Annual Report from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 3, 2025;

•

Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June  30, 2025 and September 30, 2025, filed with the SEC on May 6, 2025, July 29, 2025, and October 29, 2025, respectively;

•

Current Reports on Form 8-K filed with the SEC on January 16, 2025, May  8, 2025, and May 30, 2025 (except, in each case, any information that has been deemed to be “furnished” and not filed, and any exhibits related thereto); and

•

any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we sell all of the securities offered by this prospectus supplement (other than any information “furnished” and not filed by us under any item of any Current Report on Form 8-K, including the related exhibits, unless we incorporate it by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”)).

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or telephoning:

Mattel, Inc.

Attention: Secretary

333 Continental Blvd.

El Segundo, CA 90245-5012

(310) 252-2000

S-viii

SUMMARY

The information below is a summary of the more detailed information included elsewhere in or incorporated by reference in this prospectus supplement. You should read carefully the following summary in conjunction with the more detailed information contained in this prospectus supplement, including the “Risk Factors” section beginning on page S-11, the accompanying prospectus, any free writing prospectus we have authorized, and the information incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information you should consider before purchasing the Notes. You should carefully read the “Risk Factors” section beginning on page S-11 of this prospectus supplement to determine whether an investment in the Notes is appropriate for you. As used in this prospectus supplement, except as otherwise indicated or the context otherwise implies, references to “we,” “us,” “our,” “Mattel,” or the “Company” refers to Mattel, Inc. and its consolidated subsidiaries.

Our Company

Mattel is a leading global toy and family entertainment company and owner of one of the most iconic brand portfolios in the world. Mattel creates innovative products and experiences that inspire fans, entertain audiences, and develop children through play. Mattel is focused on the following strategy to grow its intellectual property (“IP”) driven toy business and expand its entertainment offering:

•	Grow toy business profitably through scaling Mattel’s portfolio, optimizing operations, evolving demand creation, and growing franchise brands; and

•

Expand entertainment offering to capture the full value of Mattel’s IP outside the toy aisle in highly accretive business verticals, by growing franchise brands and accelerating content, consumer products, and digital and live experiences.

Mattel is the owner of a portfolio of iconic brands and partners with global entertainment companies to license other IP. Mattel’s portfolio of owned and licensed brands and products are organized into the following categories:

Dolls—including brands such as Barbie, American Girl, Disney Princess, Disney Frozen, Monster High, and Polly Pocket. Mattel’s Dolls portfolio is driven by the flagship Barbie brand and a collection of complementary brands offered globally. Empowering girls since 1959, Barbie has inspired the limitless potential of every girl by showing them that they can be anything. Monster High, a character-driven franchise, engages fans of all ages, encouraging them to be their authentic selves and celebrate what makes them unique. American Girl, with an extensive portfolio of dolls and accessories, content, gaming, and lifestyle products, is best known for imparting valuable life lessons that instill confidence through its inspiring dolls and books, featuring characters from past and present.

Infant, Toddler, and Preschool—including brands such as Fisher-Price (including Little People and Fisher-Price Wood), Imaginext, and Thomas & Friends. As a leader in play and child development, Fisher-Price is dedicated to giving families the best possible start to life by making the most fun, enriching products for infants, toddlers, and preschoolers. Thomas & Friends is an award-winning preschool train brand franchise that lays the tracks to inspire, entertain, and develop young train fans through toys, content, live events, and other consumer products.

Infant, Toddler, and Preschool is further divided into three subcategories. The first subcategory is Fisher-Price, the power brand, which includes the core Infant, Little People, and Newborn product lines, as well as the recently launched Fisher-Price Wood product line. The second subcategory is Preschool Entertainment, which includes owned IP such as Thomas & Friends and Barney, Mattel’s character based Imaginext line, and partner entertainment brands. The third subcategory is Baby Gear and Power Wheels, in which Mattel is strategically out-licensing or exiting certain product lines.

Vehicles—including brands such as Hot Wheels (including Hot Wheels Monster Trucks and Hot Wheels RC), Matchbox, and Cars (Disney Pixar). In production for over 50 years, Hot Wheels continues to push the limits of performance and design, and ignites and nurtures the challenger spirit of kids, adults, and collectors. From die-cast vehicles to tracks, playsets, and accessories, the Mattel Vehicles portfolio has broad appeal that engages and excites fans of all ages.

Action Figures, Building Sets, Games, and Other—including brands such as Masters of the Universe, MEGA, UNO, Jurassic World (NBCUniversal), Minecraft (Microsoft), WWE, and Star Wars (Disney’s Lucasfilm). Mattel’s Action Figures portfolio is comprised of product lines associated with licensed entertainment franchises, such as Jurassic World and WWE, as well as product lines from Mattel-owned IP, such as Masters of the Universe. As the challenger brand in Building Sets, MEGA inspires creativity through authentic building experiences for builders of all ages and fans of global franchises. Within Games, UNO is the classic matching card game that is easy to learn and fast fun for everyone. Other includes Plush, which contains products associated with movie releases from licensed entertainment franchises, as well as Mattel-owned IP.

Business Segments

In the first quarter of 2024, Mattel implemented an organizational change integrating the American Girl business into Mattel’s North America commercial organization, which resulted in a change to Mattel’s operating and reportable segments. Mattel’s new reportable segments are: (i) North America and (ii) International. The prior period amounts have been reclassified to conform to the current period presentation. The North America and International segments sell products across Mattel’s categories, although some products are developed and adapted for particular international markets, and American Girl products are sold only in North America.

North America Segment

The North America segment markets and sells toys and consumer products in the United States and Canada across all of Mattel’s categories.

Dolls

Barbie continues to deliver innovation, purpose-driven marketing campaigns, and engaging toys connected to a strong system of play. Barbie has broad product offerings, with product lines designed to appeal to children of multiple age groups, complemented by a Barbie Signature line with high-quality dolls that appeal to fans of all ages. In 2025, Barbie will continue to inspire multi-generational fans by delivering new products and captivating experiences through the year-long Limitless Possibilities marketing campaign, which Mattel expects will further amplify the franchise’s impact globally.

Mattel is also excited to build upon its strong partnerships with Disney for the Disney Princess and Disney Frozen product lines. Monster High will look to build upon the success of its global re-launch, including planned new content and product offerings.

American Girl is a direct marketer, retailer, and children’s publisher dedicated to its mission to help girls grow up with courage, confidence, and strength of character. In 2025, American Girl looks to build on its momentum from 2024 with quality product drops, multiplatform content launches, immersive omnichannel experiences, and new promotional campaigns geared towards kids, shoppers, and adult fans.

Infant, Toddler, and Preschool

In 2025, Fisher-Price will continue its focus on engaging consumers as a trusted partner for families with infants, toddlers and preschoolers, and remain dedicated to giving families the best possible start to life. Consumer-centric innovation will continue to drive new product offerings across the portfolio. Fisher-Price Wood will continue to expand globally, leveraging popular themes and trend-based aesthetics, while Little People will look to build on its strong momentum with the expansion of the Little People Core line and Little People Collector line. Thomas & Friends will be celebrating its 80th anniversary with numerous activations throughout the year and also launching exciting new products with classic characters and train play.

Vehicles

In 2025, industry leader Hot Wheels expects to continue its strong momentum as a multigenerational franchise with consumer interest that remains at historic highs. Hot Wheels product offerings are expected to excite consumers with innovation in both die-cast vehicles and tracks and playsets. These offerings will be supported by the animated children’s series on Netflix, Hot Wheels Let’s Race, and the new exciting partnership with Formula 1, bringing fans of the sport a full range of Hot Wheels products. Hot Wheels also seeks to further expand die-cast vehicle distribution, targeting fans of all ages.

Die-cast pioneer Matchbox expects to continue to bring exciting new products to market, including new sustainable die-cast products and toys tied to the theatrical release of NBCUniversal’s Jurassic World: Rebirth.

Mattel will continue to partner with Disney Pixar for Cars to drive innovation, including fresh new product offerings to support key promotional events in 2025.

Action Figures, Building Sets, Games, and Other

Mattel Action Figures will continue to collaborate with key licensor partners, such as Disney Pixar, Microsoft, NBCUniversal, and WWE to bring innovative products to the global marketplace. Mattel’s 2025 Action Figures product lines will include toys tied to theatrical releases for NBCUniversal’s Jurassic World: Rebirth and Microsoft’s Minecraft (Minecraft the Movie), as well as new releases within Masters of the Universe and WWE.

In Building Sets, MEGA inspires creativity through authentic building experiences for builders of all ages and fans of global franchises. Partnerships with some of the world’s top franchises, including Pokémon, invite consumers to try MEGA building sets, while innovative building play, authentic details, compatible quality, and accessible value encourages consumers to stay in the MEGA building set collection. Parents of preschoolers can continue to discover how the MEGA Bloks preschool building system enhances playtime and early childhood development beyond the Big Building Bag.

Mattel Games consists of some of the most beloved Games IP in the world including UNO, Pictionary, Skip-Bo, Phase-10, Blokus, and many others. Mattel will focus on its expansion of Games into its direct-to-consumer business, collectability, and innovation. Additionally, Mattel expects to introduce new game extensions and partnerships that celebrate pop culture.

International Segment

Products marketed and sold by the International segment are generally the same as those marketed and sold by the North America segment, although some are developed or adapted for particular international markets. Mattel’s products are sold directly to retailers and wholesalers in most European, Latin American, and Asian countries, in Australia and New Zealand, and through agents and distributors in those countries where Mattel has no direct presence. No individual country within the International segment exceeded 7% of worldwide consolidated net sales during 2024.

Recent Developments

Conditional Redemption of our 2026 Senior Notes

Concurrently with the launch of this offering, pursuant to the provisions of the 2026 Notes Indenture, we issued a conditional notice of redemption (the “Redemption Notice”) to the holders of the 2026 Senior Notes to redeem, on the date that is ten days after the date of the Redemption Notice (the “Redemption Date”), all of the outstanding 2026 Senior Notes, subject to, and conditioned upon, the consummation of this offering and receipt by us of the net proceeds therefrom (the “Redemption Condition”). In our sole discretion, we may (i) extend the Redemption Date until such time as the Redemption Condition is satisfied, (ii) waive the Redemption Condition, or (iii) rescind the Redemption Notice in the event that the Redemption Condition is not satisfied by the original Redemption Date or the delayed Redemption Date, if applicable. We intend to satisfy and discharge our obligations under the 2026 Senior Notes and 2026 Notes Indenture in connection with the consummation of the redemption of the 2026 Senior Notes (the “2026 Notes Redemption”).

We cannot assure you that we will consummate the 2026 Notes Redemption on the terms, in the amount, and/or at the time contemplated herein, if at all. Nothing in this prospectus supplement should be construed as an offer to purchase, notice of redemption, or a solicitation of an offer to purchase any of the 2026 Senior Notes, and the closing of this offering is not conditioned on the issuance of a redemption notice relating to, or the consummation of such redemption of, the 2026 Senior Notes.

Company Information

Mattel was incorporated in California in 1948 and reincorporated in Delaware in 1968. Our executive offices are located at 333 Continental Blvd., El Segundo, CA 90245-5012. Our telephone number at those offices is (310) 252-2000 and our website is http://corporate.mattel.com. Information on, or accessible through, our website is not part of this prospectus supplement, nor is such content incorporated by reference herein.

You can get more information regarding our business by reading our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the other reports we file with the SEC. See “Incorporation by Reference” and “Where You Can Find Additional Information.”

THE OFFERING

The summary below describes the principal terms of the Notes. Some of the terms and conditions described below are subject to important limitations and exceptions. See “Description of Notes” for a more detailed description of the terms and conditions of the Notes.

Issuer	Mattel, Inc.

Securities Offered	$600,000,000 aggregate principal amount of 5.000% Notes due 2030.

Maturity	The Notes will mature on November 17, 2030.

Interest	Interest on the Notes is payable semi-annually in arrears on May 17 and November 17 of each year, beginning May 17, 2026, at the rate of 5.000% per year.

Optional Redemption	We may redeem the Notes at our option, in whole or in part, at any time and from time to time, prior to October 17, 2030 (one month prior to their maturity date) at the redemption price described in this prospectus supplement under “Description of Notes—Optional Redemption.” On or after October 17, 2030, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to (but not including) the redemption date. See “Description of Notes—Optional Redemption.”

Repurchase at the Option of Holders Upon a Change of Control Triggering Event	If a “Change of Control Triggering Event” (as defined in this prospectus supplement) occurs, we may be required to offer to repurchase all of the Notes at a price equal to 101% of the principal amount thereof together with accrued and unpaid interest, if any, as described more fully under “Description of Notes—Change of Control Triggering Event,” in this prospectus supplement.

Covenants	The Indenture governing the Notes will contain certain restrictions, including limitations that restrict our ability and the ability of our subsidiaries to incur secured indebtedness or enter into certain sale and leaseback transactions. These restrictions are subject to a number of exceptions. See “Description of Notes—Certain Covenants.”

Ranking	The Notes will be our senior unsecured obligations and will:

•

rank equally in right of payment with all of our other existing and future senior debt (including our 6.200% Senior Notes due 2040, the 5.450% Senior Notes due 2041, the 2026 Senior Notes, the 5.875% Senior Notes due 2027, and the 3.750% Senior Notes due 2029 (collectively, the “Existing Notes”), and the Credit Facility);

•	will rank senior in right of payment to any of our future debt and other obligations that expressly provide for their subordination to the Notes;

•

will be structurally subordinated to all of our existing and future indebtedness and other liabilities of all our subsidiaries (including indebtedness of the subsidiaries that borrow under or guarantee any obligations under the Credit Agreement, if any, and guarantees of the Existing Notes, if any); and

•	will be effectively subordinated to any of our existing and future senior secured debt, to the extent of the value of the collateral securing such indebtedness.

Use of Proceeds	The net proceeds, after deducting the underwriting discount and our estimated expenses, to Mattel from the sale of the Notes offered hereby will be approximately $592.5 million.

We intend to use the net proceeds from this offering, together with cash on hand, to redeem all of our outstanding 2026 Senior Notes, and pay related fees and expenses. See “Use of Proceeds” and “Capitalization” in this prospectus supplement.

Certain of the underwriters in this offering, or their respective affiliates, may hold a portion of the 2026 Senior Notes, and, as a result of the contemplated use of proceeds from this offering, may therefore receive a portion of the proceeds from this offering. See “Underwriting—Other Relationships.”

Further Issuances	We will have the right to issue additional debt securities in the future, without giving notice to or seeking the consent of the holders or beneficial owners of the Notes, having the same terms (other than the original issuance date and, under certain circumstances, the public offering price and the initial interest payment date) as the Notes offered by this prospectus supplement. If issued, any such additional debt securities will become part of the same series as the Notes offered by this prospectus supplement.

No Prior Market	The Notes will be a new class of securities for which there is currently no market. We do not intend to list the Notes on any securities exchange or an automated dealer quotation system. Although certain of the underwriters have informed us that they intend to make a market for the Notes, they are not obligated to do so and they may discontinue market-making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.

Form and Denomination

We will issue the Notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V. will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement and in the accompanying prospectus, owners of beneficial interests in the Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive Notes in definitive form, and will not be considered holders of Notes under the Indenture. The Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Trustee, Registrar, and Paying Agent	U.S. Bank Trust Company, National Association.

Governing Law	The Notes and the Indenture under which they will be issued will be governed by the laws of the State of New York.

For additional information regarding the Notes, see “Description of Notes.”

You should carefully consider the information set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in this prospectus supplement beginning on page S-11 before deciding to invest in the Notes.

SUMMARY CONSOLIDATED FINANCIAL DATA

The summary historical consolidated financial data presented below for the fiscal years ended December 31, 2024, 2023, and 2022 and as of December 31, 2024 and 2023 are derived from our audited historical consolidated financial statements and the summary consolidated financial data presented below for the nine months ended and as of September 30, 2025 and 2024 are derived from our interim unaudited historical consolidated financial statements. The results for the nine-month interim periods ended September 30, 2025 and 2024 contain, in management’s opinion, all necessary adjustments for a fair statement of Mattel’s financial position and result of operations. The results of operations for the nine months ended September 30, 2025 are not necessarily indicative of the results to be expected for the year ending December 31, 2025. You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes incorporated herein by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025.

Where information has been presented in percentages or thousands of units, amounts may have been rounded up or down. Accordingly, totals of columns or rows of numbers in tables may not be equal to the apparent total of the individual items and actual numbers may differ from those contained herein due to rounding.

	For the Nine Months Ended September 30,		Fiscal Year Ended December 31,
(Dollars in thousands)	2025	2024	2024	2023	2022
Statement of Operations Data:
Net sales	$3,581,163	$3,733,141	$5,379,546	$5,441,219	$5,434,687
Cost of sales	1,785,864	1,834,539	2,645,478	2,857,503	2,953,335

Gross profit	1,795,299	1,898,602	2,734,068	2,583,716	2,481,352
Advertising and promotion expenses	267,459	250,117	507,321	524,786	534,255
Other selling and administrative expenses	1,122,472	1,112,455	1,532,465	1,497,271	1,271,582

Operating income	405,368	536,030	694,282	561,659	675,515
Interest expense	88,004	89,415	118,774	123,786	132,818
Interest (income)	(37,344)	(39,466)	(51,478)	(25,238)	(9,398)
Other non-operating expense (income), net	12,588	8,796	4,481	(2,293)	47,760

Income before income taxes	342,120	477,285	622,505	465,404	504,335
Provision for income taxes	$72,529	$94,756	$105,626	$269,475	$135,851
(Income) from equity method investments	(21,799)	(18,426)	(24,938)	(18,423)	(25,429)

Net income	$291,390	$400,955	$541,817	$214,352	$393,913

Balance Sheet Data (at period end):
Cash and equivalents	$691,893	$723,532	$1,387,908	$1,261,363	$761,235
Working capital(1)	1,181,021	1,881,761	1,811,194	1,779,867	1,541,287
Total assets	6,593,430	6,513,733	6,544,084	6,435,822	6,177,661
Total debt (including current portion)(2)	2,337,624	2,333,260	2,334,351	2,329,986	2,325,644
Long-term debt, net of current portion(2)	1,738,375	2,333,260	2,334,351	2,329,986	2,325,644
Total stockholders’ equity	2,261,214	2,312,946	2,264,125	2,149,213	2,056,269

	For the Nine Months Ended September 30,		Fiscal Year Ended December 31,
(Dollars in thousands)	2025	2024	2024	2023	2022
Statement of Cash Flows Data:
Net cash flows provided by (used for) operating activities	$(203,299)	$(61,583)	$800,566	$869,791	$442,842
Net cash flows (used for) investing activities	$(97,505)	$(151,740)	$(189,043)	$(142,418)	$(144,225)
Net cash flows (used for) financing activities	$(426,261)	$(314,228)	$(449,352)	$(226,567)	$(260,639)

Other Financial and Operating Data:
Gross margin(3)	50.1%	50.9%	50.8%	47.5%	45.7%
Advertising and promotion expense (as a percentage of net sales)	7.5%	6.7%	9.4%	9.6%	9.8%
Capital expenditures	$124,851	$156,935	$202,620	$160,300	$186,503
Adjusted EBITDA(4)	$693,082	$808,755	$1,057,617	$947,792	$968,095

(1)	Working capital consists of current assets, including cash and equivalents, minus current liabilities.
(2)	Total debt (including current portion) and long-term debt, net of current portion are net of deferred financing costs. Total debt (including current portion) excludes short-term borrowings.
(3)	Gross margin is equal to gross profit as a percentage of net sales.
(4)

EBITDA consists of net income (loss) before interest expense, provision for income taxes, depreciation expense, and amortization expense. Adjusted EBITDA represents EBITDA adjusted to exclude the impact of other non-cash items, such as share-based compensation, and a number of items we do not consider indicative of our ongoing operating performance. You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider these items in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA:

–	exclude certain tax payments that represent a reduction in cash available to us;

–	do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

–	do not reflect changes in, or cash requirements for, our working capital needs; and

–	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt, including notes issued by us;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. As a result, we rely primarily on our GAAP results and use EBITDA and Adjusted EBITDA only supplementally.

In addition, in calculating Adjusted EBITDA, we make certain adjustments that are based on assumptions and estimates that may prove to have been inaccurate.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. See “Non-GAAP Financial Measures” for additional information.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods presented:

	Nine Months Ended September 30,		Fiscal Year Ended December 31,
(Dollars in thousands)	2025	2024	2024	2023	2022
Net income	$291,390	$400,955	$541,817	$214,352	$393,913
Interest expense	88,004	89,415	118,774	123,786	132,818
Provision for income taxes	72,529	94,756	105,626	269,475	135,851
Depreciation	102,395	101,682	136,649	139,451	144,577
Amortization of intangibles	23,559	23,503	31,314	37,893	37,602

EBITDA	$577,877	$710,311	$934,180	$784,957	$844,761
Share-based compensation	60,954	57,448	79,429	83,334	69,072
Severance and restructuring expenses	30,001	46,808	48,080	59,681	32,659
Loss (gain) on sale of assets, net	—	—	—	1,757	(23,496)
Inclined sleeper product recall(a)	24,250	(5,812)	(4,072)	18,063	(267)
Loss on liquidation of subsidiary(b)	—	—	—	—	45,366

Adjusted EBITDA	$693,082	$808,755	$1,057,617	$947,792	$968,095

(a)	Represents expenses and related recovery associated with inclined sleeper product recalls and related litigation, which was recorded in other selling and administrative expenses.
(b)

For the year ended December 31, 2022, the liquidation of Mattel’s subsidiary in Argentina was substantially completed, and Mattel recognized its cumulative translation adjustments of $45.4 million as a loss in other non-operating expense, net.

RISK FACTORS

Before purchasing these Notes, you should consider carefully the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference in this prospectus supplement, and the following factors, as well as the other information included in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and in the accompanying prospectus. The risks described below and incorporated by reference in this prospectus supplement are not the only risks we face. Any of these risks could materially adversely affect our business, financial condition, or results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. In such case, you may lose all or part of your original investment. Information contained in this section may be considered “forward-looking statements.” See “Forward-Looking Statements” in this prospectus supplement.

Risks Relating to the Notes

Mattel is a holding company and relies on dividends, loans, and other payments and distributions from its subsidiaries to meet its debt service and other obligations.

A significant amount of Mattel’s assets are held at, and operations are conducted through, its subsidiaries. Mattel’s most significant assets are the equity interests it holds in its subsidiaries. As a result, it is dependent upon dividends and other payments from its subsidiaries to generate the funds necessary to meet its outstanding debt service and other obligations and such dividends may be restricted by law or the instruments governing its indebtedness, including the Indenture, the Existing Indenture, the Credit Agreement, or other agreements of its subsidiaries. Mattel’s subsidiaries may not generate sufficient cash from operations to enable it to make principal and interest payments on its indebtedness, including the Notes. In addition, its subsidiaries are separate and distinct legal entities and any payments on dividends, distributions, loans, or advances to Mattel by its subsidiaries could be subject to legal and contractual restrictions on dividends. In addition, payments to Mattel by its subsidiaries will be contingent upon its subsidiaries’ earnings. Subject to certain qualifications, its subsidiaries are permitted under the terms of its indebtedness, including the Indenture, to incur additional indebtedness that may restrict payments from those subsidiaries to it. Mattel cannot assure you that agreements governing the current and future indebtedness of its subsidiaries will permit those subsidiaries to provide it with sufficient cash to fund payments of principal premiums, if any, and interest on the Notes when due.

Claims of noteholders will be effectively subordinated to claims of creditors of all of Mattel’s subsidiaries.

The historical consolidated financial statements incorporated by reference in this prospectus supplement include all of Mattel’s subsidiaries. Mattel’s subsidiaries held approximately $5,413 million, or 82%, of Mattel’s consolidated total assets (excluding intercompany and investment in subsidiary balances) and $1,484 million, or 34%, of Mattel’s consolidated total liabilities (including trade payables, but excluding intercompany balances) as of September 30, 2025, and accounted for approximately $3,516 million, or 98%, of Mattel’s consolidated net sales for the nine months ended September 30, 2025 (all amounts presented exclude intercompany balances), and approximately $4,798 million, or 73%, of Mattel’s consolidated total assets (excluding intercompany and investment in subsidiary balances) and $1,443 million, or 34%, of Mattel’s consolidated total liabilities (including trade payables, but excluding intercompany balances) as of December 31, 2024, and accounted for approximately $5,287 million, or 98%, of Mattel’s consolidated net sales for the fiscal year ended December 31, 2024.

Mattel’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes, or to make any funds available therefor, whether by dividends, loans, distributions, or other payments. Any right that Mattel has to receive any assets of any of its subsidiaries upon the liquidation or reorganization of such subsidiaries, and the consequent rights of noteholders to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of debt of that subsidiary.

Your right to receive payments on the Notes will be effectively subordinated to the rights of Mattel’s future secured creditors.

The Notes will be general unsecured obligations. Holders of Mattel’s secured indebtedness will have claims that are prior to your claims as holders of the Notes, and the Notes will be effectively subordinated to all of Mattel’s secured indebtedness, to the extent of the value of the collateral securing such indebtedness. In the event of any distribution or payment of Mattel’s assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have a prior claim to those of Mattel’s assets that constitute their collateral. Holders of the Notes will participate ratably with all holders of Mattel’s unsecured indebtedness that are deemed to be of the same class as the Notes, and potentially with all of Mattel’s other general creditors, based upon the respective amounts owed to each holder or creditor, in Mattel’s remaining assets. In any of the foregoing events, Mattel cannot assure you that there will be sufficient assets to pay amounts due on the Notes. As a result, holders of the Notes may receive less, ratably, than holders of secured indebtedness.

Restrictive covenants in the Indenture, the Existing Indentures, and the Credit Agreement may restrict Mattel’s ability to pursue its business strategies.

The Credit Agreement and the Existing Indentures limit, and the terms of any future indebtedness may limit, Mattel’s ability, among other things, to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of capital stock or make other restricted payments;

•	make investments in unrestricted subsidiaries;

•	create liens;

•	enter into certain sale/leaseback transactions;

•	merge or consolidate, or sell, transfer, or otherwise dispose of substantially all of Mattel’s assets; and

•	designate subsidiaries as unrestricted.

Additionally, the Indenture will limit Mattel’s ability, among other things:

•	to create liens;

•	enter into certain sale/leaseback transactions; and

•	merge or consolidate, or sell, transfer, or otherwise dispose of substantially all of Mattel’s assets.

The restrictions contained in the Indenture, the Existing Indentures, and the Credit Agreement could also limit Mattel’s ability to plan for, or react to, market conditions, meet capital needs, make acquisitions, or otherwise restrict Mattel’s activities or business plans.

A breach of any of these restrictive covenants, or Mattel’s inability to comply with the required financial ratios, could result in a default under the Credit Agreement. If a default occurs, the lenders under the Credit Facility may elect to:

•	declare all borrowings outstanding, together with accrued interest and other fees, to be immediately due and payable; or

•	prevent Mattel from making payments on the Notes,

either of which would result in an event of default under the Indenture and the Existing Indentures. The lenders will also have the right in these circumstances to terminate any commitments they have to provide further borrowings. If Mattel is unable to repay outstanding borrowings when due, the lenders under the Credit Facility would also have the right to proceed against the collateral, including Mattel’s available cash, granted to them to secure the indebtedness. If the indebtedness under the Credit Facility, the Notes, and the Existing Notes were to be accelerated, Mattel cannot assure you that its assets would be sufficient to repay in full that indebtedness and its other indebtedness, including the Notes. See “Description of Other Indebtedness” and “Description of Notes—Certain Covenants.”

The trading price of the Notes may be volatile and can be directly affected by many factors, including Mattel’s credit rating.

The trading price of the Notes could be subject to significant fluctuation in response to, among other factors, changes in Mattel’s operating results, interest rates, the market for investment grade securities, general economic conditions, and securities analysts’ recommendations, if any, regarding Mattel’s securities.

Credit rating agencies continually revise their ratings for companies they follow, including Mattel. Any ratings downgrade could adversely affect the trading price of the Notes, or the trading market for the Notes, to the extent a trading market for the Notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of the Notes.

Mattel’s credit ratings may not reflect all risks of your investments in the Notes.

Mattel’s credit ratings are an assessment by rating agencies of its ability to pay its debts when due. Consequently, real or anticipated changes in Mattel’s credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating. No report of any credit agency is part of, or incorporated by reference in, this prospectus supplement.

Federal and state statutes may allow courts, under specific circumstances, to avoid (i.e., cancel) the Notes and require noteholders to return payments received on the Notes.

Under federal bankruptcy law and comparable provisions of state fraudulent conveyance or transfer laws, issuance of notes could be deemed a fraudulent conveyance or transfer if Mattel received less than reasonably equivalent value or fair consideration in exchange for issuing the Notes, and:

•	Mattel was insolvent on the date that Mattel issued the Notes, or was rendered insolvent as a result of issuing the Notes;

•	the issuance of the Notes left Mattel with an unreasonably small amount of capital to carry on the business;

•	Mattel intended to incur, or believed that Mattel would incur, debts that would be beyond Mattel’s ability to pay as those debts matured; or

•	Mattel was a defendant in an action for money damages, or had a judgment for money damages docketed against Mattel if the judgment is unsatisfied after final judgment.

The Notes could also be deemed a fraudulent conveyance or transfer if they were issued with actual intent to hinder, delay, or defraud any entity to which Mattel was or became, on or after the date of issuance of the Notes, indebted.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied.

The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, an entity would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, is greater than all its assets, at a fair valuation;

•

the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Mattel cannot predict:

•

what standard a court would apply in order to determine whether Mattel was insolvent as of the date Mattel issued the Notes or whether, regardless of the method of valuation, a court would determine that Mattel was insolvent on that date; or

•	whether a court would determine that the payments under the Notes constituted fraudulent conveyance or transfer on other grounds.

If issuance of the Notes is deemed to be a fraudulent conveyance or transfer, it could be avoided altogether, or it could be subordinated to all other debts of Mattel. In the event of a finding that a fraudulent conveyance or transfer occurred, you may not receive any repayment on the Notes. Further, the avoidance of the Notes could result in an event of default with respect to Mattel’s other debt that could result in acceleration of that debt.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the Notes to other claims against Mattel under the principle of “equitable subordination” if the court determines that (1) the holder of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to Mattel’s other creditors or conferred an unfair advantage upon the holders of notes, and (3) equitable subordination is not inconsistent with applicable provisions of bankruptcy law.

Mattel may not be able to satisfy its obligations to holders of the Notes upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), each holder of Notes will have the right to require Mattel to purchase their Notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest. Mattel’s failure to purchase, or give notice of purchase of, such Notes would be a default under the Indenture, which would in turn be a default under the Credit Facility. In addition, a change of control may constitute an event of default under the Credit Facility. A default under the Credit Facility would result in an event of default under the Indenture if the lenders accelerate the debt under the Credit Facility.

If a Change of Control Triggering Event occurs, Mattel may not have enough assets to satisfy all obligations under the Credit Facility, the Existing Indentures, and the Indenture. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. Upon the occurrence of a Change of Control Triggering Event, Mattel could seek to refinance the indebtedness under the Credit Facility, the Existing Indentures, and the Indenture or obtain a waiver from the lenders or you as a holder of the Notes. If Mattel does not obtain such consent or repay such borrowings or securities, Mattel will remain prohibited from repurchasing such Notes. Additionally, Mattel cannot assure you that it would be able to obtain a waiver or refinance its indebtedness on commercially reasonable terms, if at all. No assurances can be given that any court would enforce the Change of Control Triggering Event provisions in the Indenture as written for the benefit of the holders of Notes, or as to how these change of control provisions would be impacted if Mattel becomes a debtor in a bankruptcy case.

In addition, some important corporate events, such as leveraged recapitalizations, may not constitute a “change of control” under the Indenture, even though those corporate events could increase the level of Mattel’s indebtedness or otherwise adversely affect Mattel’s capital structure, credit ratings, or the value of the Notes. See “Description of Notes—Change of Control Triggering Event.”

Holders of the Notes may not be able to determine when a “change of control” giving rise to their right to have the Notes repurchased has occurred following a sale of “substantially all” of Mattel’s assets.

The definition of “change of control” in the Indenture includes a phrase relating to the sale of “all or substantially all” of the assets of Mattel and its subsidiaries. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require Mattel to repurchase its Notes as a result of a sale, lease, or transfer of less than all of the assets of Mattel and its subsidiaries, taken as a whole, to another Person or group may be uncertain.

If an active trading market does not develop for the Notes, you may not be able to resell them.

The Notes are new issues of securities for which there is no established public market. Mattel does not intend to have the Notes listed on any securities exchange or to include the Notes in any automated quotation system. Certain of the underwriters have advised Mattel that they currently intend to make a market in the Notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the Notes and they may discontinue their market making activities at any time without notice. Therefore, Mattel cannot assure you that an active market for the Notes will develop or, if developed, will continue.

In addition, subsequent to their issuance, the Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, Mattel’s performance, and other factors.

USE OF PROCEEDS

The net proceeds, after deducting the underwriting discount and our estimated expenses, to Mattel from the sale of the Notes offered hereby will be approximately $592.5 million. We intend to use the net proceeds from this offering, together with cash on hand, to redeem all of our outstanding 2026 Senior Notes, and pay related fees and expenses.

Certain of the underwriters in this offering, or their respective affiliates, may hold a portion of the 2026 Senior Notes, and, as a result of the contemplated use of proceeds from this offering, may therefore receive a portion of the proceeds from this offering. See “Underwriting—Other Relationships.”

CAPITALIZATION

The following table shows our consolidated capitalization as of September 30, 2025 (1) on an actual basis and (2) as adjusted to reflect the issuance and sale of the Notes offered hereby and the application of the net proceeds therefrom as described under “Use of Proceeds.” This table should be read in conjunction with our consolidated financial statements and related notes contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025 incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” on page S-viii of this prospectus supplement.

	As of September 30, 2025
	Actual	As Adjusted
	(In millions) (Unaudited)
Cash and equivalents(1)	$691.9	$684.4
Debt:
Senior unsecured revolving credit facilities(2)	—	—
6.200% Senior Notes due 2040	$250.0	$250.0
5.450% Senior Notes due 2041	$300.0	$300.0
5.875% Senior Notes due 2027	$600.0	$600.0
3.375% Senior Notes due 2026	$600.0	—
3.750% Senior Notes due 2029	$600.0	$600.0
5.000% Senior Notes due 2030 offered hereby(3)	—	$600.0
Total debt(4)	$2,350.0	$2,350.0
Total stockholders’ equity(5)	$2,261.2	$2,261.2
Total capitalization	$4,598.8	$4,592.1

(1)	Cash and equivalents as adjusted includes the impact of cash and debt issuance costs and discounts of $7.5 million related to the Notes offered hereby.
(2)	As of September 30, 2025, we had approximately $1,391 million of unused borrowing capacity available under the Credit Facility, net of outstanding letters of credit.
(3)	Represents the aggregate principal amount of the Notes offered hereby.
(4)

Total debt amounts are gross principal balances that exclude debt issuance costs and discounts. Mattel’s debt issuance costs discounts were $12.4 million and $19.1 million, on an actual and as adjusted basis, respectively. The increase in debt issuance costs and discounts of $6.7 million includes $7.5 million of debt issuance costs and discounts related to the Notes offered hereby less $0.8 million of derecognition of prior debt issuance costs related to the 2026 Senior Notes that will be repaid using the proceeds of this offering.

(5)	Total stockholders’ equity as adjusted does not reflect derecognition of $0.8 million of debt issuance costs related the 2026 Senior Notes that will be repaid using the proceeds of this offering.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Unsecured Revolving Credit Facilities

On July 15, 2024, Mattel entered into a revolving credit agreement (the “Credit Agreement”), among Mattel, as the borrower, Bank of America, N.A., as administrative agent, and the other lenders and financial institutions party thereto, providing for $1.40 billion in aggregate principal amount of senior unsecured revolving credit facilities (the “Credit Facility”). The Credit Facility matures on July 15, 2029. In connection with the Credit Facility, Mattel terminated the commitments and satisfied all outstanding obligations under Mattel’s prior revolving credit agreement, dated as of September 15, 2022 (as amended), among Mattel, as the borrower, Bank of America, N.A., as administrative agent, and the other lenders and financial institutions party thereto, which provided for a senior secured revolving credit facility in an aggregate principal amount of $1.40 billion.

Borrowings under the Credit Facility bear interest at a floating rate, which for U.S. Dollar-denominated loans can be, at Mattel’s option, either (a) Term SOFR (as defined in the Credit Agreement), plus an applicable margin ranging from 0.875% to 1.375% per annum, or (b) Base Rate (as defined in the Credit Agreement), plus an applicable margin ranging from 0.000% to 0.375% per annum, in each case, such applicable margins to be determined based on Mattel’s debt rating.

In addition to paying interest on the outstanding principal under the Credit Facility, Mattel is required to pay (i) an unused line fee per annum of the average daily unused portion of the Credit Facility, (ii) a letter of credit fronting fee based on a percentage of the aggregate face amount of outstanding letters of credit, and (iii) certain other customary fees and expenses of the lenders and agents.

The Credit Agreement contains customary covenants, including, but not limited to, (a) restrictions on Mattel’s and its subsidiaries’ ability to merge and consolidate with other companies, dispose of all or substantially all assets, incur indebtedness, or grant liens or other security interests on assets, in each case, subject to certain customary exceptions and (b) the requirement that the obligations of Mattel under the Credit Facility be guaranteed by any existing or future direct or indirect domestic subsidiary of Mattel that guarantees other indebtedness of Mattel in an aggregate principal or committed amount in excess of $50 million, subject to certain customary exceptions. As of September 30, 2025, no subsidiaries of Mattel were required to guarantee the Credit Facility.

The Credit Agreement requires the maintenance of (a) an interest coverage ratio of not less than 2.75 to 1.00 as of the end of each fiscal quarter and (b) a total leverage ratio as of the end of each fiscal quarter, not to exceed (x) 3.75 to 1.00 with respect to fiscal quarters ending on March 31, June 30, and December 31 of each year, and (y) 4.00 to 1.00 with respect to fiscal quarters ending on September 30 of each year. The total leverage ratio financial covenant is subject to a step-up to 4.25 to 1.00, with respect to fiscal quarters in which certain material acquisitions are consummated, and for a period of four fiscal quarters thereafter, and subject to certain customary exceptions.

As of September 30, 2025, Mattel had no borrowings outstanding under the Credit Facility. Outstanding letters of credit under the Credit Facility totaled approximately $9 million as of September 30, 2025.

As of September 30, 2025, Mattel was in compliance with all covenants contained in the Credit Agreement. The Credit Agreement is a material agreement, and failure to comply with its covenants may result in an event of default under the terms of the Credit Facility.

Existing Notes

The following presents details of the Existing Notes as of September 30, 2025:

Date Issued	Maturity Date	Interest Rate	Amount Outstanding
			($ in millions)
September 2010	October 2040	6.20%	250
November 2011	November 2041	5.45%	300
November 2019	December 2027	5.875%	600
March 2021	April 2026	3.375%	600
March 2021	April 2029	3.750%	600

In March 2021, Mattel issued (i) $600.00 million aggregate principal amount of 3.375% senior unsecured notes due April 1, 2026 (the “2026 Senior Notes”) and (ii) $600.00 million aggregate principal amount of 3.750% senior unsecured notes due April 1, 2029 (the “2029 Senior Notes”). The 2026 Senior Notes and 2029 Senior Notes are guaranteed by certain subsidiaries of Mattel. Interest on the 2026 Senior Notes is payable semi-annually in arrears on April 1 and October 1 of each year and is payable on the 2029 Senior Notes semi-annually in arrears on April 1 and October 1 of each year.

Beginning April 1, 2023, in the case of the 2026 Senior Notes, or April 1, 2024, in the case of the 2029 Senior Notes, Mattel may redeem the 2026 Senior Notes or the 2029 Senior Notes, as applicable, at its option, in whole at any time or in part from time to time, subject to the payment of a redemption price together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date. The redemption price includes a call premium that varies (from 0%, in the case of the 2026 Senior Notes, or from 0% to 0.938%, in the case of the 2029 Senior Notes) depending on the year of redemption.

We intend to use the net proceeds from this offering, together with cash on hand, to redeem all of the outstanding 2026 Senior Notes and pay transaction fees and expenses. We cannot assure you that we will consummate the 2026 Notes Redemption on the terms, in the amount, and/or at the time contemplated herein, if at all. Nothing in this prospectus supplement should be construed as an offer to purchase, notice of redemption, or a solicitation of an offer to purchase any of the 2026 Senior Notes, and the closing of this offering is not conditioned on the issuance of a redemption notice relating to, or the consummation of such redemption of, the 2026 Senior Notes. See “Summary—Recent Developments—Conditional Redemption of our 2026 Senior Notes.”

In November 2019, Mattel issued $600.00 million aggregate principal amount of 5.875% senior unsecured notes due December 15, 2027 (the “2027 Senior Notes”). The 2027 Senior Notes are guaranteed by certain subsidiaries of Mattel. Interest on the 2027 Senior Notes is payable semi-annually in arrears on June 15 and December 15 of each year. Beginning December 15, 2022, Mattel may redeem the 2027 Senior Notes, at its option, in whole at any time or in part from time to time, subject to the payment of a redemption price together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date. The redemption price includes a call premium at 0%.

In November 2011, Mattel issued $300 million aggregate principal amount of 5.450% senior unsecured notes due November 1, 2041 (“2041 Senior Notes”). Interest on the 2041 Senior Notes is payable semi-annually on May 1 and November 1 of each year. Mattel may redeem all or part of the 2041 Senior Notes at any time or from time to time prior to May 1, 2041 (six months prior to the maturity date of the 2041 Senior Notes) (the “2041 Senior Notes Par Call Date”), at its option, at a redemption price equal to the greater of (1) 100% of the principal amount of the 2041 Senior Notes being redeemed or (2) a “make-whole” amount based on the yield of a comparable US Treasury security plus 35 basis points, plus, in each case, accrued and unpaid interest on the 2041 Senior Notes being redeemed to, but excluding, the redemption date. Mattel may redeem all or part of the 2041 Senior Notes at any time or from time to time on or after the 2041 Senior Notes Par Call Date, at its option, at a redemption price equal to 100% of the principal amount of the 2041 Senior Notes to be redeemed, plus accrued and unpaid interest on the 2041 Senior Notes being redeemed to, but excluding, the redemption date. The 2041 Senior Notes are not guaranteed by the guarantors or any of Mattel’s existing or future subsidiaries.

In September 2010, Mattel issued $250 million aggregate principal amount of 6.20% senior unsecured notes due October 1, 2040 (“2040 Senior Notes”). Interest on the 2040 Senior Notes is payable semi-annually on April 1 and October 1 of each year. Mattel may redeem all or part of the 2040 Senior Notes at any time or from time to time at its option, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date, and (ii) a “make-whole” amount based on the yield of a comparable US Treasury security plus 40 basis points. The 2040 Senior Notes are not guaranteed by the guarantors or any of Mattel’s existing or future subsidiaries.

DESCRIPTION OF NOTES

General

The following description of the terms and provisions of the Notes supplements the description in the accompanying prospectus of the general terms and provisions of the debt securities, to which description reference is hereby made. In this description, (1) the terms “we,” “us,” and “our” each refer to Mattel, Inc. and its consolidated Subsidiaries and (2) the term “Issuer” in this description refers only to Mattel, Inc. and not to any of its Subsidiaries.

For purposes of this “Description of Notes,” the 5.000% Senior Notes due 2030 are referred to as the “Notes.” The Notes will be issued under a base indenture (the “Base Indenture”), dated as of the Issue Date, between the Issuer and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as amended and supplemented by a first supplemental indenture with respect to the Notes (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to be dated as of the Issue Date, between the Issuer and the Trustee.

The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, the TIA, and the Notes. Copies of the Indenture may be obtained from the Issuer upon request. Capitalized terms used in this “Description of Notes” section and not otherwise defined have the meanings set forth in the section “—Certain Definitions.”

The Issuer may issue additional debt securities under the Indenture (“Additional Notes”) having terms and conditions identical to the Notes offered hereby (except for issue date, issue price, the first interest payment date and the date from which interest initially accrues) from time to time after this offering without notice to or the consent of holders of such Notes. The Notes issued on the Issue Date and any Additional Notes subsequently issued under the Indenture will vote as a single class. A separate CUSIP or ISIN would be issued for any Additional Notes, unless the Notes issued on the Issue Date and such Additional Notes are treated as “fungible” for U.S. federal income tax purposes. Except as otherwise specified herein, all references to the “Notes” include any Additional Notes that are actually issued under the Indenture.

If a holder of Notes has given wire transfer instructions to the Issuer or the paying agent, the paying agent will distribute the payments received of principal of, and, if applicable, interest and premium, if any, on, that holder’s Notes in accordance with those instructions. Distribution of all other payments on the Notes will be made at the office or agency of the paying agent unless the Issuer elects to make interest payments through the paying agent by check mailed to the holders of Notes at their addresses set forth in the register of holders.

The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

The Notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Ranking

The Notes will be senior unsecured obligations of the Issuer and will:

•

without giving effect to collateral arrangements, be pari passu in right of payment with all existing and future senior Indebtedness of the Issuer (including Indebtedness of the Issuer under the Existing Notes and the Credit Agreement);

•	be senior in right of payment to any future Subordinated Indebtedness of the Issuer, if any;

•

be structurally subordinated to all existing and future indebtedness and other liabilities of all Subsidiaries of the Issuer (including Indebtedness of the Subsidiaries that borrow under or guarantee any obligations under the Credit Agreement, if any, and guarantees of the Existing Notes, if any); and

•

be effectively subordinated to any existing and future Secured Indebtedness of the Issuer (including Indebtedness of the Issuer under capital leases, if any) to the extent of the value of the collateral securing such Indebtedness.

As of September 30, 2025, on an as-adjusted basis after giving effect to the Transactions, we would have had (1) total indebtedness of $2,330.9 million, including the Notes, the Existing Notes (other than Issuer’s Existing 2026 Notes, all of which are being redeemed with the proceeds from the Notes), and outstanding borrowings under the Credit Agreement, and (2) subject to applicable borrowing base limitations, additional unused commitments under the Credit Agreement of approximately $1,390.9 million. See “Description of Other Indebtedness.”

A significant amount of the Issuer’s assets are held at, and operations of the Issuer are conducted through, its Subsidiaries. As a result, the Issuer is dependent upon dividends and other payments from its Subsidiaries to generate the funds necessary to meet its outstanding indebtedness service and other obligations and such dividends and other payments may be restricted by law or the instruments governing its indebtedness, including the Indenture, the Existing Indenture, the indenture governing the Existing 2027 Notes, the indenture governing the Existing 2029 Notes, the Credit Agreement, or other agreements of its Subsidiaries. Its Subsidiaries may not generate sufficient cash from operations to enable it to make principal and interest payments on its indebtedness, including the Notes. Claims of creditors of such Subsidiaries (including trade creditors) and claims of preferred stockholders (if any) of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Issuer, including holders of the Notes. The Notes, therefore, will be structurally subordinated to claims of creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries. On the Issue Date, none of our Subsidiaries will guarantee the Notes.

Terms of the Notes

The Notes will be senior unsecured obligations of the Issuer. The Notes will mature on November 17, 2030. The Notes will bear interest at 5.000% per annum from November 17, 2025, or from the most recent date to which interest has been paid or provided for, payable semi-annually to holders of record at the close of business on the May 1 or November 1 immediately preceding the interest payment date on May 17 and November 17 of each year, commencing May 17, 2026. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Paying Agent and Registrar for the Notes

The Issuer will maintain a paying agent and registrar for the Notes in the United States (the “Paying Agent”). The Trustee will initially act as the Paying Agent for the Notes. The Issuer may change the paying agent or registrar under the Indenture without prior notice to the holders of the Notes, and the Issuer or any of its Subsidiaries may act as paying agent or registrar with respect to the Notes.

Upon written request from the Issuer, the registrar shall provide the Issuer with a copy of the register to enable the Issuer to maintain a register of the Notes at its registered offices.

Optional Redemption

Prior to October 17, 2030 (one month prior to their maturity date) (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, upon notice as described under “—Selection and Notice”, at a redemption price (expressed as a percentage of principal amount) equal to the greater of:

(1) (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (ii) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to (but not including) the redemption date.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable

United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Mandatory Redemption

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, the Issuer may, under certain circumstances, be required to purchase Notes as described under “—Change of Control Triggering Event.” The Issuer or its Affiliates may at any time and from time to time acquire Notes by means other than a redemption, whether by tender offer, exchange offer, in open market purchases, through negotiated transactions, or otherwise, in accordance with applicable securities laws, upon such terms and at such prices as the Issuer or its Affiliates may determine, which may be more or less than the consideration for which the Notes offered hereby are being sold and may be less than the redemption price then in effect and could be for cash or other consideration. For avoidance of doubt, any purchase or repurchase of the Notes, including pursuant to any tender or exchange offer, or a Change of Control Offer, does not constitute a redemption.

Selection and Notice

In the case of any partial redemption, selection of the Notes for redemption will be made by the Paying Agent in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed (so long as the Paying Agent knows of such listing), or if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Paying Agent shall deem fair and appropriate (and in such manner as complies with applicable legal requirements and the procedures of The Depository Trust Company (“DTC”)) in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof; provided that the selection of Notes for redemption shall not result in a holder of Notes with a principal amount of such Notes less than the minimum denomination. If any Note is to be purchased or redeemed in part only, the notice of purchase or redemption relating to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. Subject to the terms and procedures set forth under “Global Securities” in the accompanying prospectus, a new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of and premium, if any, plus accrued and unpaid interest on the Notes, if any, on the Notes to be redeemed.

Notices of redemption will be delivered at least 10 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address or otherwise in accordance with the procedures of DTC (with a copy to the Trustee), except that redemption notices may be delivered more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of an Indenture.

In connection with any redemption of the Notes, notice of any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, consummation of a Change of Control, acquisition, or refinancing. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be modified or rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed. In addition, such notice of redemption may be extended if such conditions precedent have not been met by providing notice to the noteholders.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event (as defined below) with respect to the Notes, each holder of the Notes will have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a repurchase price in cash (the “Change of Control Payment”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest on the Notes, if any, to (but not including) the date of repurchase (subject to the right of holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the repurchase date), except to the extent the Issuer has previously elected to redeem all of the Notes as described under “—Optional Redemption.”

A “Change of Control” means any of the following events:

(1) the direct or indirect sale, transfer, conveyance, or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person, other than to the Issuer or one of its Subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Issuer’s outstanding Voting Stock or other Voting Stock into which the Issuer’s Voting Stock is reclassified, consolidated, exchanged, or changed, measured by voting power rather than number of shares; or

(3) the adoption of a plan relating to the liquidation or dissolution of the Issuer.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (1) the Issuer becomes a direct or indirect Wholly-Owned Subsidiary of a holding company and (2)(i) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction, the holders of the Issuer’s Voting Stock immediately prior to that transaction (or another holding company satisfying the requirements of this sentence) are the beneficial owners, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

A “Change of Control Triggering Event” means with respect to the Notes the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

Prior to or within 30 days following any Change of Control Triggering Event with respect to the Notes, except to the extent that the Issuer has exercised its right to redeem all the Notes as described under “—Optional Redemption,” the Issuer shall deliver a notice (a “Change of Control Offer”) to each holder of the Notes with a copy to the Trustee and the Paying Agent, or otherwise in accordance with the procedures of DTC describing:

(1) that a Change of Control Triggering Event has occurred or, if the Change of Control Offer is being made in advance of a Change of Control Triggering Event, that a Change of Control Triggering Event is expected to occur, with respect to the Notes and that such holder has, or upon such occurrence will have, the right to require the Issuer to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest on the Notes, if any, to (but not including) the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date falling prior to or on the repurchase date);

(2) the transaction or transactions that constitute, or are expected to constitute, such Change of Control Triggering Event;

(3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is delivered, except that such notice may be given more than 60 days prior to the repurchase date if the repurchase price is delayed as provided in clause (9) of this paragraph) (the “Change of Control Payment Date”);

(4) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(5) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(6) that holders electing to have any Notes repurchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(7) that holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to repurchase such Notes; provided that the Paying Agent receives, not later than the expiration time of the Change of Control Offer, a telegram, telex, facsimile transmission, e-mail, or letter setting forth the name of the holder of the Notes, the principal amount of Notes tendered for repurchase, and a statement that such holder is withdrawing its tendered Notes and its election to have such Notes repurchased;

(8) that if a holder (other than a holder of a global note) is tendering for repurchase less than all of its Notes, the Issuer will issue new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered and the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

(9) if such notice is delivered prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event and that the Change of Control Payment Date may, in the Issuer’s discretion, be delayed until such time as the Change of Control Triggering Event occurs; and

(10) the other instructions determined by the Issuer, consistent with this covenant, that a holder must follow in order to have its Notes repurchased.

While the Notes are in global form and the Issuer makes an offer to repurchase all of such Notes pursuant to the Change of Control Offer, a holder of such Notes may exercise its option to elect for the repurchase of such Notes to be made through the facilities of DTC in accordance with the rules and regulations thereof.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event with respect to the Notes if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and repurchases all Notes validly tendered and not validly withdrawn under such Change of Control Offer.

A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control (or a related Change of Control Triggering Event). If a Change of Control Offer (or a third-party offer in lieu of a Change of Control Offer) is made in advance of a Change of Control, and prior to, upon, or after consummation of such Change of Control Offer, a Below Investment Grade Rating Event occurs that causes such Change of Control to result in a Change of Control Triggering Event, no additional Change of Control Offer will be required with respect to such Change of Control.

The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue of such compliance.

On the Change of Control Payment Date with respect to the Notes, the Issuer will, to the extent permitted by law:

(1) accept for repayment all Notes issued by the Issuer or portions thereof validly tendered and not validly withdrawn pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and repurchased by the Issuer.

The definition of “Change of Control” includes a phrase relating to the sale, lease, or transfer of “all or substantially all” of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than the Issuer or one of its Subsidiaries. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuer to repurchase its Notes as a result of a sale, lease, or transfer of less than all of the assets of the Issuer and its Subsidiaries, taken as a whole, to another Person or group may be uncertain. See “Risk Factors—Risks Relating to the Notes—Holders of the Notes may not be able to determine when a “change of control” giving rise to their right to have the Notes repurchased has occurred following a sale of “substantially all” of Mattel’s assets.”

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event, including the definition of “Change of Control,” may be waived or modified at any time (including after a Change of Control Triggering Event) with the written consent of the holders of a majority in principal amount of the Notes then outstanding.

Certain Covenants

Liens

The Indenture will provide that the Issuer will not and will not permit any of its Subsidiaries to, directly or indirectly, create, assume, or otherwise cause or suffer to exist, except in favor of the Issuer, any Lien of or upon any of the properties or assets, real, personal, or mixed (including stock and other securities of its Subsidiaries), of the Issuer or any of its Subsidiaries whether owned on the Issue Date or thereafter acquired, or of or upon any income or profits therefrom, except for Permitted Liens, unless:

(1) in the case of Liens securing Indebtedness that is Subordinated Indebtedness, the Notes are secured by a Lien on such assets that is senior in priority to such Liens; and

(2) in all other cases, the Notes are secured equally and ratably with or prior to such Liens;

provided that such Lien which is granted to secure the Notes under this covenant shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes under this covenant.

For the purposes of determining compliance with this covenant, notwithstanding anything herein to the contrary, in the event that a Lien meets the criteria of more than one of the categories of Permitted Liens, the Issuer shall, in its sole discretion, classify such Lien and may divide, classify, and later redivide or reclassify such Lien in more than one of the types of Permitted Liens (provided that at the time of redivision or reclassification it meets the criteria in such category or categories).

Limitation on Sale/Leaseback Transactions

The Indenture will provide that the Issuer will not and will not permit any of its Subsidiaries to, directly or indirectly, enter into any Sale/Leaseback Transaction unless either:

(1) the Issuer or such Subsidiary would be permitted, pursuant to the terms of clause (8) of the definition of “Permitted Liens,” to incur Indebtedness in an aggregate principal amount equal to or exceeding the aggregate amount (before deducting expenses) of the Sale/Leaseback Transaction secured by a Lien on the property subject to such Sale/Leaseback Transaction; or

(2) the Issuer or such Subsidiary within 90 days of the effectiveness of such Sale/Leaseback Transaction applies or unconditionally agrees to apply to the retirement of Indebtedness an amount equal to the greater of (x) the net proceeds of the Sale/Leaseback Transaction or (y) the fair value, in the opinion of the Board of Directors of the Issuer, of the subject property of the Sale/Leaseback Transaction at the time of such transaction (in either case adjusted to reflect the remaining term of the lease subject to such Sale/Leaseback Transaction).

Reports

The Indenture will provide that the Issuer shall deliver to the Trustee within 30 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided that any such annual reports, information, documents, or other reports filed or furnished with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system or any successor system shall be deemed to be delivered to the Trustee as of the time such annual reports, information, documents, or other reports are filed or furnished via EDGAR; provided, further, that (1) the Issuer shall not be required to deliver to the Trustee any materials for which the Issuer has sought confidential treatment by the SEC and (2) such reports and information shall not be required to comply with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision). The Trustee shall have no responsibility to determine whether any filings have been made on EDGAR.

Notwithstanding the foregoing, the reports, information, and other documents required to be filed and furnished to holders of the Notes pursuant to this covenant may, at the option of the Issuer, be those of any direct or indirect parent of the Issuer so long as (1) the Notes are co-issued or guaranteed by such parent or (2) it is accompanied by consolidating information that explains in reasonable detail the material differences between the information relating to the Issuer and its Subsidiaries on a standalone basis, on the one hand, and such parent and its other subsidiaries, on the other hand. For the avoidance of doubt, the consolidating information referred to in the preceding sentence need not be audited or comply with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision).

To the extent any such information is not so filed, posted, or furnished, as applicable, within the time periods specified above and such information is subsequently filed, posted, or furnished, as applicable, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the holders under “—Default” if holders of at least 30% in aggregate principal amount of the Notes then outstanding have declared the aggregate principal of and accrued and unpaid interest on the outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.

Delivery of reports, information, and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The

Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC on EDGAR or any website under the Indenture, or participate in any conference calls.

Merger, Consolidation, Amalgamation, or Sale of All or Substantially All Assets

The Indenture will provide that the Issuer may not consummate a Division as a Dividing Person, consolidate, merge, or amalgamate with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1) the Issuer is (x) the Division Successor surviving any Division or the surviving Person, as applicable, or (y) the Person formed by or surviving any such Division, consolidation, merger, amalgamation, or winding up (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance, or other disposition will have been made is a corporation, partnership, or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Issuer or such Person, as the case may be, being herein called the “Successor Company”);

(2) (x) the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments or (y) in the case of a Division, where the Issuer is the Dividing Person, the Division Successor shall remain or become a co-issuer of the Notes;

(3) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Subsidiaries as a result of such transaction as having been incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(4) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such Division, consolidation, merger, amalgamation, or transfer and such supplemental indentures (if any) comply with the Indenture.

The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture and the Notes, and, except in the case of a lease, the Issuer will automatically be released and discharged from its obligations under the Indenture and the Notes. Notwithstanding the foregoing clause (3), (a) the Issuer may merge, consolidate, or amalgamate with an Affiliate of the Issuer incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in another state of the United States or the District of Columbia, so long as the principal amount of Indebtedness of the Issuer and its Subsidiaries is not increased thereby (unless such increase is permitted by the Indenture), (b) the Issuer may convert into a corporation, partnership, limited partnership, limited liability company, or trust organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof or the District of Columbia, and (c) any Subsidiary may merge, amalgamate, or consolidate with the Issuer; provided that the Issuer is the Successor Company in such merger, amalgamation or consolidation.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Defaults

An Event of Default will be defined under the Indenture as:

(1) a default in any payment of interest on the Note when due, continued for 30 days;

(2) a default in the payment of principal or premium, if any, of the Note when due at its Stated Maturity, upon optional redemption (in the case of optional redemption, to the extent such Event of Default arises from the failure to pay the redemption price that is then due and is not subject to any conditions in connection with such optional redemption on all the Notes), upon required purchase, upon acceleration, or otherwise;

(3) the failure by the Issuer or any Subsidiary to comply for 60 days after receipt of written notice referred to below with any of its obligations, covenants, or agreements (other than a default referred to in clause (1) or (2) above) contained in the Notes or the Indenture; provided that in the case of a failure to comply with the Indenture provisions described under “—Certain Covenants—Reports,” such period of continuance of such default or breach shall be 120 days;

(4) the failure by the Issuer or any Subsidiary to pay the principal amount of any Indebtedness for borrowed money (other than Indebtedness for borrowed money owing to the Issuer or a Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid at final maturity or acceleration exceeds $150.0 million or its foreign currency equivalent;

(5) certain events of bankruptcy or insolvency of the Issuer or a Significant Subsidiary; or

(6) failure by the Issuer or any Significant Subsidiary to pay final and non-appealable judgments aggregating in excess of $150.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent insurance companies), which judgments are not discharged, waived or stayed for a period of 60 days after such judgment becomes final and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed.

The foregoing will constitute Events of Default with respect to the Notes whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is affected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body.

However, a default under clause (3) of the first paragraph above will not constitute an Event of Default until the Trustee or the holders of at least 30% in principal amount of outstanding Notes notify in writing the Issuer of the default and such default is not cured within the time specified in clause (3) of the first paragraph above after receipt of such notice.

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy or insolvency of the Issuer) occurs and is continuing with respect to the Notes, the Trustee or the holders of at least 30% in principal amount of outstanding Notes by written notice to the Issuer (with a copy to the Trustee, if given by such holders) may declare the principal of, premium, if any, and accrued but unpaid interest, on all Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy or insolvency of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

The holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the holders of all of the Notes, waive, rescind, or cancel any declaration of an existing or past Default or Event of Default and its consequences under the Indenture if such waiver, rescission, or cancellation would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes (other than such nonpayment of principal or interest that has become due as a result of such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

In the event of any Event of Default specified in clause (4) of the first paragraph above with respect to the Notes, such Event of Default and all consequences thereof will be annulled, waived, and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if prior to 20 days after such Event of Default arose (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the requisite amount of holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has otherwise been cured.

In case an Event of Default occurs and is continuing with respect to the Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered, and if requested, provided to the Trustee indemnity or security satisfactory to it against any loss, liability, or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such holder has previously given the Trustee written notice that an Event of Default is continuing with respect to the Notes;

(2) holders of at least 30% of the aggregate principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy;

(3) such holders have offered, and if requested, provided the Trustee security or indemnity reasonably satisfactory to it in respect of any loss, liability, or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to security or indemnification satisfactory to it in its sole discretion against all losses, liabilities, and expenses that may be caused by taking or not taking such action.

The Indenture will provide that if a Default occurs and is continuing and is actually known to a Trust Officer of the Trustee with respect to the Notes, the Trustee must deliver to each holder of the Notes notice of the Default within 90 days after it is known to a Trust Officer of the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the holders of the Notes. In addition, the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate regarding compliance with the Indenture. Upon any Officer of the Issuer becoming aware of any Default or Event of Default with respect to the Notes, the Issuer also is required to deliver to the Trustee, within 30 days after such Officer becoming aware of such Default or Event of Default (unless such Default or Event of Default has been cured or waived within such 30-day time period), an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) with respect to any payment default a Trust Officer of the Trustee has actual knowledge of such Default or Event of Default or (2) a written notice of such Default or Event of Default shall have been given to a Trust Officer of the Trustee.

Amendments and Waivers

Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes) and any existing or past Default or compliance with any provisions of such documents may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). However, without the consent of each holder of a Note affected (including, for the avoidance of doubt, any Notes held by Affiliates), no amendment, supplement, or waiver may (with respect to any Notes held by a non-consenting holder):

(1) reduce the percentage of the aggregate principal amount of Notes whose holders must consent to an amendment, supplement, or waiver;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce the principal of or change the Stated Maturity of any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes with respect to a nonpayment default by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration;

(5) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption”;

(6) make any Note payable in money other than that stated in such Note;

(7) impair the right of any holder to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(8) make any change in the amendment or waiver provisions of the Indenture that require the consent of each holder of the Notes as described in clauses (1) through (7) or (9) and (10) of this sentence;

(9) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of the Notes to receive payments of principal of or premium, if any, or interest on the Notes; or

(10) make the Notes subordinated in right of payment to any other obligations.

A Note does not cease to be outstanding because the Issuer or any Affiliate of the Issuer holds the Note; provided that in determining whether the holders of the requisite majority of outstanding Notes have given any request, demand, authorization, direction, notice, consent, or waiver hereunder, Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be outstanding if such ownership is known by a Trust Officer.

Without the consent of any holder of the Notes, the Issuer and the Trustee may amend or supplement the Indenture and the Notes:

(1) to cure any ambiguity, omission, mistake, defect, or inconsistency identified in an Officer’s Certificate delivered to the Trustee;

(2) to conform the text of the Indenture or the Notes to this “Description of Notes,” which intent may be evidenced by an Officer’s Certificate to that effect;

(3) to comply with the covenant relating to mergers, amalgamations, consolidations, and sales of assets;

(4) to provide for the assumption by a successor Person of the obligations of the Issuer under the Indenture and the Notes, as the case may be;

(5) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(6) to add or release guarantors or additional co-issuers of the Notes to the extent it does not result in adverse tax consequences to the holders of the Notes;

(7) to secure the Notes;

(8) to add to the covenants of the Issuer for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Issuer;

(9) to make any change that does not adversely affect the rights of any holder of the Notes in any material respect upon delivery to the Trustee of an Officer’s Certificate certifying the absence of such adverse effect;

(10) to comply with any requirement of the SEC in order to maintain the qualification of the Indenture under the TIA;

(11) to make any amendment to the provisions of the Indenture relating to the transfer and legending of the Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer Notes;

(12) to evidence and provide for the acceptance of appointment by a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of the Indenture; or

(13) to provide for or confirm the issuance of Additional Notes in accordance with the Indenture.

The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. For the avoidance of doubt, no amendment to, or deletion of, any of the covenants described under “—Optional Redemption,” “—Change of Control Triggering Event,” or “—Certain Covenants” or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any rights of holders of the Notes to receive payment of principal of, or premium, if any, or interest on, such Notes or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes.

No Personal Liability of Managers, Directors, Officers, Employees, Incorporators, or Stockholders

No manager, managing director, director, officer, employee, incorporator, or holder of any equity interests in the Issuer, any Subsidiary, or any direct or indirect parent of the Issuer, as such, will have any liability for any obligations of the Issuer (or any co-issuer or guarantor, if any) under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Transfer and Exchange

A noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements or transfer documents and the Issuer may require a noteholder to pay any taxes required by law or permitted by the Indenture. The registrar will not be required to transfer or exchange any Note selected for redemption (except in the case of a Note to be redeemed in part, the portion of such Note not to be redeemed) or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed or tendered and not withdrawn or in connection with a Change of Control Offer. The Notes will be issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes.

Satisfaction and Discharge

An Indenture will be discharged and will cease to be of further effect and any collateral then securing the Notes issued thereunder shall be released (except as to surviving rights of registration of transfer or exchange of Notes and certain rights of the Trustee with respect to compensation and indemnity (and the Issuer’s obligations with respect thereto), as expressly provided for in the Indenture) as to all outstanding Notes when:

(1) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen, or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year, or (iii) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee and the Paying Agent for the giving of notice of a full redemption by the Trustee in the name, and at the expense, of the Issuer, and, in the case of this clause (b), the Issuer has irrevocably deposited or caused to be deposited with the Paying Agent money or U.S. Government Obligations in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuer directing the Paying Agent to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Issuer has paid all other sums payable under the Indenture; and

(3) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Defeasance

The Issuer at any time may terminate all of its obligations under the Notes and the Indenture under which the Notes were issued (“legal defeasance”) and cure all then-existing Events of Default with respect to the Notes, except for certain obligations, including those respecting the defeasance trust (as defined below) and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost, or stolen Notes, to maintain a registrar and paying agent in respect of the Notes and certain rights of the Trustee with respect to compensation and indemnity (and the Issuer’s obligations with respect thereto). The Issuer at any time may terminate its obligations that are described in the Indenture, including the covenants described under “—Certain Covenants,” the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under “—Defaults,” and the undertakings and covenants contained under “—Change of Control Triggering Event” and “—Certain Covenants—Merger, Consolidation, Amalgamation, or Sale of All or Substantially All Assets” (other than clauses (1), (2) and (4) of the first paragraph) (“covenant defeasance”).

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of their covenant defeasance option. If the Issuer exercises its legal defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default with respect thereto specified in clause (3) (with respect to any Default by the Issuer or any of its Subsidiaries with any of their obligations under the covenants described under “—Certain Covenants”), (4), (5) (with respect only to Significant Subsidiaries), or (6) (with respect only to Significant Subsidiaries) under “—Defaults.”

In order to exercise either defeasance option with respect to the Notes, the Issuer must irrevocably deposit or cause to be deposited (the “defeasance trust”) with the Paying Agent money or U.S. Government Obligations (sufficient in the opinion of a nationally recognized certified public accounting firm) for the payment of principal, premium (if any), and interest on the applicable issue of Notes to redemption or maturity, as the case may be; provided, that the Issuer must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel, subject to customary assumptions and exclusions, to the effect that holders of the Notes will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable U.S. federal income tax law since the issuance of the Notes).

Measuring Compliance

With respect to any (x) Investment or acquisition, in each case, for which the Issuer or any Subsidiary of the Issuer may not terminate its obligations (or may not do so without incurring significant expense) due to a lack of financing for such Investment or acquisition (whether by merger, consolidation, or other business combination or the acquisition of Capital Stock or otherwise), as applicable, (y) repayment, repurchase, or refinancing of Indebtedness with respect to which an irrevocable notice of repayment (or similar irrevocable notice) has been delivered, and (z) any revolving credit facility, in each case for purposes of determining:

(1) whether any Lien being incurred in connection with such Investment, acquisition, or repayment, repurchase or refinancing of Indebtedness, or to secure any such Indebtedness (including such revolving credit facility), is permitted to be incurred in accordance with the covenant described under the caption “—Certain Covenants—Liens” or the definition of “Permitted Liens;”

(2) whether any other transaction undertaken or proposed to be undertaken in connection with such Investment, acquisition or repayment, repurchase, or refinancing of Indebtedness (including such revolving credit facility) complies with the covenants or agreements contained in the Indenture or the Notes; and

(3) any calculation of financial definitions, including Consolidated Net Worth, and whether a Default or Event of Default exists in connection with the foregoing,

at the option of the Issuer, using the date that the definitive agreement for such Investment, acquisition or repayment, repurchase, or refinancing of Indebtedness, or such revolving credit facility, is entered into or irrevocable notice of such repayment, repurchase, or refinancing of Indebtedness is given to the holders of such Indebtedness (the “Transaction Agreement Date”), may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with Regulation S-X.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing; notices personally delivered will be deemed given at the time delivered by hand; notices given by facsimile or email will be deemed given when receipt is acknowledged; notices given by overnight air courier guaranteeing next day delivery will be deemed given the next Business Day after timely delivery to the courier and notices given to DTC shall be sufficiently given if given according to the applicable procedures of DTC. Notices to the Trustee will be deemed given when actually received by a Trust Officer of the Trustee.

Concerning the Trustee

U.S. Bank Trust Company, National Association will be the Trustee under the Indenture and has been appointed by the Issuer as registrar and a paying agent with regard to the Notes.

The Indenture will contain certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue, or resign.

The Indenture will provide that the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method, and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture will provide that in case an Event of Default that is actually known to a Trust Officer of the Trustee (which shall not be cured) with respect to the Notes, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of the Notes, unless such holder shall have offered, and if requested, provided to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability, or expense.

Governing Law

The Indenture will provide that it and the Notes issued thereunder will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Below Investment Grade Rating Event” shall be deemed to occur if the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on the 60th day following the occurrence of a Change of Control (which date shall be extended if the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies on such 60th day, such extension to last until the date on which the Rating Agency considering such possible downgrade either (x) rates the Notes below an Investment Grade Rating or (y) publicly announces that it is no longer considering the Notes for possible downgrade; provided that no such extension shall occur if any of the Rating Agencies rates the Notes with an Investment Grade Rating that is not subject to review for possible downgrade on such 60th day); provided further that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if any of the Rating Agencies making the reduction in rating that would otherwise be recognized by this definition does not announce or publicly confirm or inform the Issuer that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“beneficial owner” has the meaning given to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in

Section 13(d)(3) of the Exchange Act), such “person” will not be deemed to have beneficial ownership of any securities that such “person” has the right to acquire or vote only upon the happening of any future event or contingency (including the passage of time) that has not yet occurred. The terms “beneficial ownership,” “beneficially owns,” and “beneficially owned” have a corresponding meaning.

“Board of Directors” means, as to any Person, the board of directors, board of managers, sole member or managing member, or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors, board of managers, sole member or managing member, or other governing body of such entity, or in each case, any duly authorized committee thereof, and the term “directors” means members of the Board of Directors.

“Business Day” means a day other than a Saturday, Sunday, or other day on which banking institutions are authorized or required by law or regulation to close in the State of New York or, with respect to any payments to be made under the Indenture, the place of payment.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided, however, that any obligations relating to a lease that was accounted for by the Issuer as an operating lease as of November 20, 2019 and any similar lease entered into after November 20, 2019 shall be accounted for as an operating lease and not a Capitalized Lease Obligation for all purposes under the Indenture.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Consolidated Net Worth” means an amount equal to (a) the total assets of the Issuer and its Subsidiaries on a consolidated basis minus (b) the total liabilities of the Issuer and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Credit Agreement” means the credit agreement with respect to the revolving credit facility dated as of July 15, 2024, as amended as of the date hereof, by and among the guarantors and other borrowers, if any, from time to time party thereto, the financial institutions named therein and Bank of America, N.A., as Administrative Agent.

“Current Assets” means any asset of the Issuer or any of its Subsidiaries that would be classified as a current asset on an audited consolidated balance sheet of the Issuer prepared, in accordance with generally accepted accounting principles, on the date any Lien on such asset is incurred.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities, and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities, and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities, and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Equity Interests” means Capital Stock and all warrants, options, or other rights to acquire Capital Stock (but excluding any Capital Stock that arises only by reason of the happening of a contingency or any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Indenture” means the indenture, dated as of September 30, 2010 (and as amended and supplemented to date), between the Issuer and U.S. Bank Trust Company, National Association (as successor in interest to MUFG Union Bank, N.A.), as trustee.

“Existing Non-Guaranteed Notes” means (1) the $250.0 million in aggregate principal amount of 6.200% Senior Notes due 2040 and (2) the $300.0 million in aggregate principal amount of 5.450% Senior Notes due 2041.

“Existing 2026 Notes” means the $600.0 million in aggregate principal amount of 3.375% Senior Notes due 2026 issued by the Issuer, all of which are being redeemed with a portion of the net proceeds from the Notes.

“Existing 2027 Notes” means the $600.0 million in aggregate principal amount of 5.875% Senior Notes due 2027 issued by the Issuer.

“Existing 2029 Notes” means the $600.0 million in aggregate principal amount of 3.750% Senior Notes due 2029 issued by the Issuer.

“Existing Notes” means (1) the Existing Non-Guaranteed Notes, (2) the Existing 2026 Notes, (3) the Existing 2027 Notes, and (4) the Existing 2029 Notes.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the senior management or the Board of Directors of the Issuer or any direct or indirect parent of the Issuer, whose determination will be conclusive for all purposes under the Indenture and the Notes).

“Fitch” means Fitch, Inc. or any successor to the rating agency business thereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (but excluding the policies, rules, and regulations of the SEC applicable only to public companies); provided that at any time after the Issue Date, the Issuer may by written notice to the Trustee (1) elect to use GAAP as of the date specified in such notice and/or (2) elect to use IFRS in lieu of GAAP for financial reporting purposes and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (1) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice and (2) for prior periods, GAAP as defined in the first sentence of this definition prior to the proviso. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

“guarantee” means, as to any Person, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“holder” or “noteholder” means the Person in whose name a Note is registered on the registrar’s books.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Indebtedness” means, with respect to any person and, without duplication:

(1) any liability of such person (A) for borrowed money, or (B) for any letter of credit for the account of such person supporting obligations of such person or other persons, or (C) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (D) for the payment of money relating to a Capitalized Lease Obligation;

(2) any liability of others described in the preceding clause (1) that the person has guaranteed or that is otherwise its legal liability; and

(3) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1) and (2) above.

“Investment” means, with respect to any Person, (1) all investments by such Person in other Persons (including Affiliates) in the form of (i) loans (including guarantees of Indebtedness), (ii) advances or capital contributions (excluding accounts receivable, trade credit and advances or other payments made to customers, dealers, suppliers, and distributors, and payroll, commission, travel and similar advances to officers, directors, managers, employees, consultants, and independent contractors made in the ordinary course of business), and (iii) purchases or other acquisitions for consideration of Indebtedness, Equity Interests, or other securities issued by any such other Person and (2) investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in clause (1) of this definition to the extent such transactions involve the transfer of cash or other property. In no event shall a guarantee of an operating lease of the Issuer or any Subsidiary be deemed an Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, and BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

“Issue Date” means November 17, 2025, the date the Notes were issued under the Indenture.

“joint venture” means any joint venture or similar arrangement (in each case, regardless of legal formation), including but not limited to collaboration arrangements, profit sharing arrangements, or other contractual arrangements pursuant to which a Person that is not the Issuer or an Affiliate of the Issuer has at least a 10% economic interest in such joint venture.

“Lien” means any lien, security interest, charge, mortgage, pledge, or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization, or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages, and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President, or Vice President, the Treasurer or the Secretary (or any person serving the equivalent function of any of the foregoing) of such Person (or of the general partner, managing member, or sole member of such Person) or any individual designated as an “Officer” for purposes of the Indenture by the Board of Directors of such Person (or the Board of Directors of the general partner, managing member, or sole member of such Person).

“Officer’s Certificate” means a certificate signed on behalf of the Issuer or any direct or indirect parent of the Issuer by an Officer of such Issuer or such parent entity that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel which is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Ordinary Course Lien” means:

(1) Liens of taxes, assessments, or governmental charges or levies on the property of the Issuer or any of its Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on the books of the Issuer;

(2) Liens imposed by law, such as carriers’, warehousemen’s, landlords’, materialmen’s, and mechanics’ liens and other similar liens, arising in the ordinary course of business which secure obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on the books of the Issuer;

(3) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal, or similar bonds or with respect to other regulatory requirements or letters of credit or bankers acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) utility easements, building restrictions, and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Issuer or any of its Subsidiaries, as the case may be;

(6) Liens relating to a judgment or other court-ordered award or settlement as to which the Issuer has not exhausted its appellate rights;

(7) (i) licenses and sublicenses granted by the Issuer or a Subsidiary, (ii) leases or subleases granted to or by the Issuer or any Subsidiary (by the Issuer or any Subsidiary as lessor or sublessor) to third parties not pursuant to a Sale/Leaseback Transaction, and (iii) franchise or co-development arrangements entered into by the Issuer or any Subsidiary with third parties for the development, marketing, and/or sale of the Issuer’s or any Subsidiary’s products and media content, in each case, in the ordinary course of business of the Issuer or any such Subsidiary, not materially interfering with the business of the Issuer, taken as a whole, and not for the purpose of providing a lien, security interest, charge, mortgage, pledge, or other such encumbrance to secure another obligation;

(8) any encumbrance or restriction (including put and call arrangements and rights of first refusal and similar rights) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(9) Liens arising out of conditional sale, title retention, consignment, or similar arrangements with vendors for the sale or purchase of goods entered into by the Issuer or any Subsidiary in the ordinary course of business; and

(10) Liens on copyrights with respect to film and episodic assets granted in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1) Liens existing on the Issue Date or arising under the Indenture;

(2) any extension, renewal, or replacement (or successive extensions, renewals, or replacements) of any Lien existing on the Issue Date, if limited to the same property subject to, and securing not more than the amount secured by, the Lien extended, renewed or replaced;

(3) Liens on Current Assets (or on any promissory note received in satisfaction of any accounts receivable of the Issuer or any of its Subsidiaries which, immediately prior to such satisfaction, was subject to such a Lien) securing Indebtedness incurred to finance working capital requirements, provided, however, such Indebtedness is secured by a Lien that does not mature later than 36 months from the date incurred;

(4) any Ordinary Course Lien arising, and only so long as continuing, in the ordinary course of the business of the Issuer or any of its Subsidiaries;

(5) Liens upon any property hereafter acquired (including by reason of a merger or consolidation of another entity into the Issuer or a Subsidiary) existing thereon at the time of acquisition, provided that such Liens (i) are not incurred in connection with, or in contemplation of, the acquisition of the property acquired, except as permitted under clause (6) of this definition, and (ii) do not extend to or cover any property or assets of the Issuer or any Subsidiary other than the property so acquired;

(6) purchase money Liens upon or in any real or personal property (including fixtures and other equipment) acquired or held by the Issuer or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing or refinancing the acquisition or improvement of or construction costs related to such property, provided that no such Lien shall extend to or cover any property or assets of the Issuer or any Subsidiary other than the property being acquired or improved;

(7) any interest or title of a lessor in the property subject to any Capitalized Lease Obligation or Sale/Leaseback Transaction that is permitted under the covenant described under “—Certain Covenants—Limitation on Sale/Leaseback Transactions;” and

(8) other Liens on assets which secure Indebtedness in an aggregate principal amount not exceeding the greater of (i) $450,000,000 and (ii) 20% of Consolidated Net Worth.

“Person” means any individual, corporation, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government (or any agency or political subdivision thereof), or any other entity.

“Prospectus Supplement” means the Prospectus Supplement related to this offering of the Notes, dated November 5, 2025.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1) the Board of Directors of the Issuer or any direct or indirect parent of the Issuer shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events, and other provisions) is in the aggregate economically fair and reasonable to the Issuer and its Subsidiaries;

(2) all sales of accounts receivable and related assets by the Issuer or any Subsidiary to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer); and

(3) the financing terms, covenants, termination events, and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any of its Subsidiaries (other than a Receivables Subsidiary) to secure any Indebtedness shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) each of Fitch, Moody’s, and S&P and (2) if Fitch, Moody’s, or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Fitch, Moody’s, or S&P, as the case may be.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey, or otherwise transfer to (1) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries), and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts, and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Swap Contracts entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty, or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set, or counterclaim of any kind as a result of any action taken by, any failure to take action by or, any other event relating to the seller.

“Receivables Subsidiary” means a Wholly-Owned Subsidiary of the Issuer (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer or a direct or indirect parent of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer or a direct or indirect parent of the Issuer transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries or a direct or indirect parent of the Issuer and all proceeds thereof and all rights

(contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer (as provided below) as a Receivables Subsidiary and:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2) with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement, or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

(3) to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer or any direct or indirect parent of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Sale/Leaseback Transaction” means any arrangement with any Person (other than the Issuer or any of its Subsidiaries) providing for the leasing by the Issuer or any of its Subsidiaries of any property which has been or is to be sold or transferred by the Issuer or such Subsidiary to such Person or to any Person (other than the Issuer or any of its Subsidiaries) to which funds have been or are to be advanced by such Person on the security of the leased property.

“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Significant Subsidiary” means (1) any direct or indirect Subsidiary of the Issuer that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on November 20, 2019, or (2) any group of direct or indirect Subsidiaries of the Issuer that, taken together as a group, would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on November 20, 2019.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities, and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Indebtedness” means with respect to the Issuer, any Indebtedness of the Issuer which is by its terms expressly subordinated in right of payment to the Notes.

“Subsidiary” has the meaning set forth in the Existing Indenture as in effect on the Issue Date.

“Swap Contract” means (1) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.

“Transactions” means (1) the offering of the Notes contemplated hereby and (2) the application of proceeds therefrom, together with cash on hand, to fund the full redemption of $600.0 million of the Issuer’s Existing 2026 Notes, and the payment of accrued interest, redemption fees and expenses relating thereto.

“Trust Officer” means any officer within the corporate trust administration department of the Trustee, with direct responsibility for performing the Trustee’s duties under an Indenture and also means, with respect to a particular corporate trust matter relating to such Indenture, any other officer of the Trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.

“Wholly-Owned Subsidiary” of any Person means a direct or indirect Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

UNDERWRITING

BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement dated the date hereof among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective principal amounts of Notes set forth opposite its name below.

Underwriters	Principal Amount of Notes
BofA Securities, Inc.	$141,000,000
Citigroup Global Markets Inc.	102,000,000
Wells Fargo Securities, LLC	102,000,000
Goldman Sachs & Co. LLC	66,000,000
Mizuho Securities USA LLC	48,000,000
MUFG Securities Americas Inc.	48,000,000
RBC Capital Markets, LLC	48,000,000
HSBC Securities (USA) Inc.	9,000,000
Huntington Securities, Inc.	9,000,000
KeyBanc Capital Markets Inc.	9,000,000
M&T Securities, Inc.	9,000,000
Scotia Capital (USA) Inc.	9,000,000

Total	$600,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of the Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose to offer the Notes initially to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.375% of the principal amount of the Notes. The underwriters may allow, and the dealers may reallow, discounts not in excess of 0.225% of the principal amount of the Notes on sales to other dealers. After the initial offering, the public offering price, concession or any other terms of the offering may be changed.

The expenses of this offering, not including the underwriting discount, are estimated at $3.9 million and are payable by us.

New Issue of Notes

The Notes will be a new class of securities for which there is currently no market. We do not intend to apply for the listing the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. Although certain of the underwriters have informed us that they intend to make a market for the Notes, they are not obligated to do so and they may discontinue market-making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.

If active public trading markets for the Notes do not develop, the market prices and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Short Positions

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions that have engaged in, and may in the future engage in, securities trading, investment banking, commercial banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities and other commercial dealings in the ordinary course of business with us or our affiliates. In particular, certain of the underwriters or their respective affiliates may hold a portion of our 2026 Senior Notes. Accordingly, such underwriters and/or their respective affiliates may receive a portion of the net proceeds from this offering. In addition, the affiliates of some of the underwriters are participants in our Existing Notes and the Credit Agreement described in this prospectus supplement and in our filings with the SEC. They have received, or may in the future receive, customary fees and commissions or other payments for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of these underwriters or their affiliates routinely hedge, and certain others of these underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Alternative Settlement Cycle

We expect that delivery of the Notes will be made to investors on or about the seventh business day following the date of this prospectus supplement (such settlement being referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes more than one business day prior to their date of delivery will be required, by virtue of the fact that the Notes initially settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Selling Restrictions

Prohibition of Sales to European Economic Area Retail Investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell, or otherwise make available any Notes to any retail investor in a member state of the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Prohibition of Sales to United Kingdom Retail Investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of:

(i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

(ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU)

2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2 of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.

United Kingdom

Each underwriter has represented and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the UK.

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons who are outside the UK, or if in the UK, persons that are qualified investors within the meaning of Article 2(e) of the UK Prospectus Regulation and that are also (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (2) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, (3) are outside the United Kingdom or (4) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Promotion) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (each such person being referred to as a “Relevant Person”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients who are not Relevant Persons. The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, a Relevant Person. Any Investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Canada

The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the Notes or this offering do not constitute a prospectus, product disclosure statement or other disclosure document as defined in the Corporations Act 2001 (Cth) (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The Notes applied for by Exempt Investors in Australia must not be offered for sale in Australia for a period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

The Notes may not be offered or sold and will not be offered or sold in Hong Kong by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O.

No advertisement, invitation or document relating to the Notes has been or will be issued, or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

WARNING: The contents of this document have not been reviewed by any regulatory authority. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 1948 of Japan, as amended, the “FIEA”) . Accordingly none of the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for the reoffering or resale, directly or indirectly, in Japan or to or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore (“MAS”) under the Securities and Futures Act, Chapter 289 of Singapore (as modified or amended from time to time, the “Securities and Futures Act”). Accordingly, the Notes have not been and will not be offered or sold or made the subject of an invitation for subscription or purchase, and this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale or invitation for subscription or purchase of the Notes have not been and will not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in the Securities and Futures Act) pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person (as defined in Section 275(2) of the Securities and Futures Act) pursuant to Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act, in each case subject to compliance with conditions set forth in the Securities and Futures Act.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes in Switzerland. The offering of the Notes in Switzerland is exempt from requirement to prepare and publish a prospectus under the Swiss Financial Services Act (“FinSA”) because such offering is made to professional clients within the meaning of the FinSA only and the notes will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. This prospectus supplement does not constitute a prospectus pursuant to the FinSA, and no such prospectus has been or will be prepared for or in connection with the offering of the notes.

South Korea

The Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Notes have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the Notes may not be re-sold to South Korean residents unless the purchaser of the Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Taiwan

The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or filing with or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

United Arab Emirates

The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the regulations of the Securities and Commodities Authority and the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, neither this prospectus supplement nor the accompanying prospectus constitutes a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) and neither is intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with (and by receiving this prospectus supplement and the accompanying prospectus the person or entity to whom it has been issued understands, acknowledges and agrees that it has not been approved by or filed with) the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority of the Abu Dhabi Global Market, the Dubai Financial Services Authority or any other relevant licensing authorities in the United Arab Emirates.

VALIDITY OF NOTES

The validity of the Notes will be passed upon for us by Latham & Watkins LLP, New York, New York. The underwriters have been represented by Paul Hastings LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Mattel, Inc.

Debt Securities

Common Stock

Preferred Stock

Warrants or Other Rights

Stock Purchase Contracts

Units

Preference Stock

Depositary Shares

We may offer to sell the securities listed above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices, and terms of the securities. The supplement may also add, update, or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “MAT.” On October 29, 2025, the last reported sale price of our common stock on the Nasdaq Global Select Market was $19.03 per share.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated October 30, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information—Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are generally reliable, we do not guarantee the accuracy or completeness of this information, such information is inherently uncertain and imprecise. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement, or any applicable free writing prospectus may involve estimates, assumptions, and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement, and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Mattel,” “we,” “us,” “our,” or similar references mean Mattel, Inc. and its consolidated subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.

Unless the context otherwise requires, references to “preferred stock” in this prospectus are deemed to be references to our preferred stock and/or preference stock, as appropriate.

Unless otherwise stated, currency amounts in this prospectus, any prospectus supplement, and any free writing prospectus are stated in United States dollars.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. However, information on this website is not, and should not be deemed to be, a part of this prospectus. Our website address is http://corporate.mattel.com. Mattel makes available on its internet website, free of charge, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering of the particular securities covered by this prospectus and any prospectus supplement has been terminated or completed:

•	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025 (the “Annual Report”).

•	The information specifically incorporated by reference into our Annual Report from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 3, 2025.

•

Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June  30, 2025, and September 30, 2025, filed with the SEC on May 6, 2025, July 29, 2025, and October 29, 2025, respectively.

•

Current Reports on Form 8-K filed with the SEC on January 16, 2025, May  8, 2025, and May 30, 2025 (except, in each case, any information that has been deemed to be “furnished” and not filed, and any exhibits related thereto).

•	The description of our common stock set forth in Exhibit 4.0 to our Annual Report, including any amendments or reports filed for the purposes of updating such description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or telephoning:

Mattel, Inc.

Attention: Secretary

333 Continental Blvd.

El Segundo, CA 90245-5012

Telephone: (310) 252-2000

FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated by reference, contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include statements regarding Mattel’s goals for future periods and other future events. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “looks forward,” “confident that,” “believes,” and “targeted,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic, and other information and assumptions, and are subject to a number of significant risks and uncertainties. A variety of factors or combination of factors, many of which are beyond Mattel’s control, may cause actual future results or outcomes, or the timing of those results or outcomes, to differ materially from those contained in any forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: (i) Mattel’s ability to design, develop, produce, manufacture, source, ship, and distribute products in a timely and cost-effective manner; (ii) sufficient interest in and demand for the products and entertainment Mattel offers by retail customers and consumers to profitably recover Mattel’s costs; (iii) downturns in economic conditions affecting Mattel’s markets which can negatively impact retail customers and consumers, and which can result in lower employment levels and lower consumer disposable income and spending, including lower spending on purchases of Mattel’s products; (iv) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (v) potential difficulties or delays Mattel may experience in implementing cost savings and efficiency enhancing initiatives; (vi) other economic and public health conditions or regulatory changes in the markets in which Mattel and its customers and suppliers operate, which could create delays or increase Mattel’s costs, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease; (vii) the effect of inflation on Mattel’s business, including cost inflation in supply chain inputs and increased labor costs, as well as pricing actions taken in an effort to mitigate the effects of inflation; (viii) currency fluctuations, including movements in foreign exchange rates, which can lower Mattel’s net revenues and earnings, and significantly impact Mattel’s costs; (ix) the concentration of Mattel’s customers, potentially increasing the negative impact to Mattel of difficulties experienced by any of Mattel’s customers, such as bankruptcies or liquidations or a general lack of success, or changes in their purchasing or selling patterns; (x) the inventory policies of Mattel’s retail customers, as well as the concentration of Mattel’s revenues in the second half of the year, which coupled with reliance by retailers on quick response inventory management techniques, increases the risk of underproduction, overproduction, and shipping delays; (xi) legal, reputational, and financial risks related to security breaches or cyberattacks; (xii) work disruptions, including as a result of supply chain disruption such as plant or port closures, which may impact Mattel’s ability to manufacture or deliver product in a timely and cost-effective manner; (xiii) the impact of competition on revenues, margins, and other aspects of Mattel’s business, including the ability to offer products that consumers choose to buy instead of competitive products, the ability to secure, maintain, and renew popular licenses from licensors of entertainment properties, and the ability to attract and retain talented employees and adapt to evolving workplace models; (xiv) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xv) tariffs, trade restrictions, or trade barriers, which depending on the effective date and duration of such measures, changes in the amount, scope, and nature of such measures in the future, any countermeasures that the target countries may take, and any mitigating actions that may become available, could increase Mattel’s product costs and other costs of doing business, and other changes in laws or regulations in the United States and/or in other major markets, such as China, in which Mattel operates, including, without limitation, with respect to taxes, trade policies, product safety, or sustainability, which may also increase Mattel’s product costs and other costs of doing business, and in each case reduce Mattel’s earnings and liquidity; (xvi) business disruptions or other unforeseen impacts due to economic instability, political instability, civil unrest, armed hostilities (including the impact of the Russia-Ukraine war and geopolitical developments in the Middle East) or terrorist activities, natural and man-made disasters, pandemics or other public health crises, or other catastrophic events; (xvii) failure to realize the planned benefits from any investments or acquisitions made by Mattel; (xviii) the impact of other market conditions or third-party actions or approvals, including those that result in any significant failure, inadequacy, or interruption from vendors or outsourcers, which could reduce demand for Mattel’s products, delay or increase the cost of implementation of Mattel’s programs, or alter Mattel’s actions and reduce actual results; (xix) changes in financing markets or the inability of Mattel to obtain financing on attractive terms; (xx) the impact of litigation, arbitration, or regulatory decisions or settlement actions; (xxi) Mattel’s ability to navigate regulatory frameworks in connection with new areas of investment, product development, or other business activities, such as artificial intelligence, non-fungible tokens, and cryptocurrency; (xxii) an inability to remediate the material weakness in Mattel’s internal control over financial reporting, or additional material weaknesses or other deficiencies in the future, or the failure to maintain an effective system of internal control; and (xxiii) other risks and uncertainties detailed in Part I, Item 1A “Risk Factors” in Mattel’s Annual Report on Form 10-K, Part II, Item 1A “Risk Factors” in Mattel’s Quarterly Reports on Form 10-Q, and subsequent periodic filings. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so, except as required by law.

THE COMPANY

Mattel is a leading global toy and family entertainment company and owner of one of the most iconic brand portfolios in the world. Mattel creates innovative products and experiences that inspire fans, entertain audiences, and develop children through play. Mattel is focused on the following strategy to grow its intellectual property (“IP”) driven toy business and expand its entertainment offering:

•	Grow toy business profitably through scaling Mattel’s portfolio, optimizing operations, evolving demand creation, and growing franchise brands; and

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Expand entertainment offering to capture the full value of Mattel’s IP outside the toy aisle in highly accretive business verticals, by growing franchise brands and accelerating content, consumer products, and digital and live experiences.

Mattel is the owner of a portfolio of iconic brands and partners with global entertainment companies to license other IP. Mattel’s portfolio of owned and licensed brands and products are organized into the following categories:

Dolls—including brands such as Barbie, American Girl, Disney Princess, Disney Frozen, Monster High, and Polly Pocket. Mattel’s Dolls portfolio is driven by the flagship Barbie brand and a collection of complementary brands offered globally. Empowering girls since 1959, Barbie has inspired the limitless potential of every girl by showing them that they can be anything. Monster High, a character-driven franchise, engages fans of all ages, encouraging them to be their authentic selves and celebrate what makes them unique. American Girl, with an extensive portfolio of dolls and accessories, content, gaming, and lifestyle products, is best known for imparting valuable life lessons that instill confidence through its inspiring dolls and books, featuring characters from past and present.

Infant, Toddler, and Preschool—including brands such as Fisher-Price (including Little People and Fisher-Price Wood), Imaginext, and Thomas & Friends. As a leader in play and child development, Fisher-Price is dedicated to giving families the best possible start to life by making the most fun, enriching products for infants, toddlers, and preschoolers. Thomas & Friends is an award-winning preschool train brand franchise that lays the tracks to inspire, entertain, and develop young train fans through toys, content, live events, and other consumer products.

Infant, Toddler, and Preschool is further divided into three subcategories. The first subcategory is Fisher-Price, the power brand, which includes the core Infant, Little People, and Newborn product lines, as well as the recently launched Fisher-Price Wood product line. The second subcategory is Preschool Entertainment, which includes owned IP such as Thomas & Friends and Barney, Mattel’s character based Imaginext line, and partner entertainment brands. The third subcategory is Baby Gear and Power Wheels, in which Mattel is strategically out-licensing or exiting certain product lines.

Vehicles—including brands such as Hot Wheels (including Hot Wheels Monster Trucks and Hot Wheels RC), Matchbox, and Cars (Disney Pixar). In production for over 50 years, Hot Wheels continues to push the limits of performance and design, and ignites and nurtures the challenger spirit of kids, adults, and collectors. From die-cast vehicles to tracks, playsets, and accessories, the Mattel Vehicles portfolio has broad appeal that engages and excites fans of all ages.

Action Figures, Building Sets, Games, and Other—including brands such as Masters of the Universe, MEGA, UNO, Jurassic World (NBCUniversal), Minecraft (Microsoft), WWE, and Star Wars (Disney’s Lucasfilm). Mattel’s Action Figures portfolio is comprised of product lines associated with licensed entertainment franchises, such as Jurassic World and WWE, as well as product lines from Mattel-owned IP, such as Masters of the Universe. As the challenger brand in Building Sets, MEGA inspires creativity through authentic building experiences for builders of all ages and fans of global franchises. Within Games, UNO is the classic matching card game that is easy to learn and fast fun for everyone. Other includes Plush, which contains products associated with movie releases from licensed entertainment franchises, as well as Mattel-owned IP.

Mattel was incorporated in California in 1948 and reincorporated in Delaware in 1968. Our executive offices are located at 333 Continental Blvd., El Segundo, CA 90245-5012. Our telephone number at those offices is (310) 252-2000 and our website is http://corporate.mattel.com. Information on, or accessible through, our website is not part of this prospectus, nor is such content incorporated by reference herein. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory, or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement for any offering of securities, the net proceeds, after estimated expenses, we receive from the sale of these securities will be used for general corporate purposes, which may include:

•	funding investments in, or extensions of credit to, our subsidiaries;

•	funding investments in non-affiliates;

•	reducing or refinancing debt;

•	repurchasing or redeeming outstanding securities;

•	financing possible acquisitions; and

•	working capital.

Pending such use, we may temporarily invest net proceeds.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Please note that in this section entitled “Description of Debt Securities We May Offer,” references to “Mattel,” “we,” “our,” and “us” refer only to Mattel, Inc. and not to its consolidated subsidiaries.

The following description summarizes the material provisions of the senior debt security indenture, the subordinated debt security indenture, and the debt securities to be issued under the senior debt security indenture and subordinated debt security indenture, respectively. This description is not complete and is subject to, and is qualified in its entirety by reference to, the indenture under which the debt securities are issued and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The specific terms of any series of debt securities will be described in the applicable prospectus supplement and may differ from the general description of the terms presented below. The senior debt security indenture and the form of subordinated debt security indenture have been filed as exhibits to our SEC registration statement relating to this prospectus. Whenever particular defined terms of the indentures, as supplemented or amended from time to time, are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

Debt Securities May Be Senior or Subordinated

We may issue senior or subordinated debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of ours or of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors. Neither of the indentures limits our ability to incur additional senior or subordinated indebtedness.

When we use the terms “debt security” or “debt securities” in this description, we mean either the senior debt securities or the subordinated debt securities.

The Indentures

The senior debt securities are governed, and the subordinated debt securities will be governed, by a document called an indenture, which is a contract between us and U.S. Bank Trust Company, National Association, acting as trustee. The indentures may be supplemented by supplemental indentures in order to issue new debt securities, change the provisions of the indentures, or alter previously issued debt securities. Below is a summary of certain provisions of the indentures. This summary does not contain all the information that may be important to you. You should read all provisions of the indentures carefully, including the definitions of certain terms, before you decide to invest in the debt securities. If we refer to particular sections or defined terms of an indenture, we mean to incorporate by reference those sections or defined terms of such indenture.

We May Issue Many Series of Debt Securities

We may issue as many distinct series of debt securities under either the indenture relating to senior debt securities or the indenture relating to subordinated debt securities as we wish. This section summarizes terms of the debt securities that apply generally to all series. The provisions of the indentures allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. Most of the financial and other specific terms of the series to which your debt securities belong, whether it be a series of the senior debt securities or subordinated debt securities, are described in the applicable prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of debt securities, we mean a series issued under the applicable indenture or supplemental indenture. When we refer to the applicable prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase.

Amounts That We May Issue

The indentures do not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities, as well as increase the total authorized amount, at any time without your consent and without notifying you.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of such debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after an event of default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Unless otherwise specified in the applicable prospectus supplement, amounts that become due and payable on your debt security will be payable in U.S. dollars. You will have to pay for your debt securities by delivering the requisite purchase price for the principal to the underwriter or dealer that we name in the applicable prospectus supplement, unless other arrangements have been made between you and us or you and that underwriter or dealer.

Types of Debt Securities

We may issue the debt securities in one or more series with the same or various stated maturities, at par, at a premium or with an original issue discount. The prospectus supplement will set forth the initial offering price, the aggregate principal amount, and the following terms of the debt securities:

•	the title;

•	any limit on the aggregate principal amount of a particular series;

•	the date or dates that principal is payable;

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the rate or rates of interest and, if applicable, the method used to determine the rate or rates of interest, if any, the date or dates from which interest will accrue, the dates that interest will be payable, and the record date(s) for the payment of interest;

•	the place or places where principal and interest will be payable, or the method of such payment;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

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our obligation, if any, to redeem or repurchase the debt securities pursuant to any sinking fund or similar provisions or at the option of a holder thereof and the period, price, and terms and conditions for redemption or repurchase;

•	the denominations, if other than denominations of $1,000 and any integral multiple thereof;

•	the amount of principal that will be payable upon acceleration, if other than the entire principal amount;

•	the currency of denomination;

•	the designation of the currency or currencies in which payment of principal and interest will be made;

•	if payments of principal or interest are to be made in a currency other than the denominated currency, how the exchange rate will be determined;

•	any subordination provisions;

•	any provision for conversion or exchange;

•	if such debt securities are to be issued upon the exercise of warrants, the authentication and delivery provisions;

•	the provisions, if any, relating to any security provided for such debt securities;

•	any addition to or change in the events of default and any change in the acceleration provisions;

•	any addition to or change in the covenants;

•	any other terms that will not be inconsistent with the provisions of the applicable indenture;

•	any depositaries, calculation agents, exchange or conversion agents, or other agents other than those originally appointed; and

•	the terms applicable to discount securities, including rate or rates at which original issue discount will accrue.

The applicable prospectus supplement will summarize specific financial and other terms of your debt security, while this prospectus describes terms that apply generally to all the debt securities. Consequently, the terms described in the applicable prospectus supplement will supplement those described in this prospectus and, if the terms described there are inconsistent with those described here, the terms described there will be controlling. The terms used in the applicable prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

Form of Debt Securities

Each debt security will be represented by either a global security registered in the name of one or more depositaries, such as The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”), or Clearstream Banking, société anonyme (“Clearstream”), or a nominee of the depositary, or a certificate issued in definitive registered form, as set forth in the applicable prospectus supplement. Except in limited circumstances, book-entry debt securities will not be issuable in certificated form. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under “Global Securities.”

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless the applicable prospectus supplement specifies one or more repayment dates.

If the applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If the applicable prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to (but not including) the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If the applicable prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to but excluding the repayment date.

If we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 10 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “—Notices.”

If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

We or our affiliates may purchase our debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold, or canceled.

Certain Covenants

The indentures do not contain any covenants designed to afford holders of debt securities protection in the event of a highly leveraged transaction involving us. The indentures contain the covenants described below.

Limitation on Liens

We will not and will not permit any subsidiary to create, assume, or otherwise cause or suffer to exist any lien upon any of our or their respective properties and assets, real, personal, or mixed (including stock and other securities of its subsidiaries), except for:

•	liens existing on the date of the applicable indenture or arising under the applicable indenture;

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any extension, renewal, or replacement (or successive extensions, renewals, or replacements) of any lien existing on the date of the applicable indenture if limited to the same property subject to, and securing not more than the amount secured by, the lien extended, renewed, or replaced;

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liens on current assets (as determined by reference to those assets classified as current on our balance sheet) (or on any promissory notes received in satisfaction of any of our or our subsidiaries’ accounts receivable, which immediately prior to such satisfaction, was subject to such lien) securing indebtedness incurred to finance working capital requirements, provided, however, that the indebtedness secured by such lien does not mature later than 36 months from the date incurred;

•	certain liens incurred, and only so long as continuing, in the ordinary course of our or our subsidiaries’ business;

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liens on property that are in existence at the time we or our subsidiaries acquire such property (including by reason of a merger or consolidation), provided that such liens (A) are not incurred in connection with, or in contemplation of, the acquisition of the property acquired, except as permitted by the applicable indenture, and (B) do not extend to or cover any of our or our subsidiaries’ property or assets other than the property so acquired;

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purchase money liens upon or in any real or personal property (including fixtures and other equipment) acquired or held by us or our subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing or refinancing the acquisition or improvement of or construction costs related to such property, provided that no such lien will extend to or cover any property other than the property being acquired or improved;

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any interest or title of a lessor in the property subject to any capitalized lease or sale/leaseback transaction that is permitted under the restrictions described below under “—Limitation on Sale/Leaseback Transactions”;

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other liens securing indebtedness in an aggregate principal amount that, together with the aggregate outstanding principal amount of all our and our subsidiaries’ other indebtedness secured by liens permitted by this bullet point, and the aggregate amount (before deducting expenses) of the sale/leaseback transactions that would otherwise be permitted under the restrictions described below in the first bullet point under the caption “—Limitation on Sale/Leaseback Transactions,” does not at the time any such lien is incurred exceed 10% of our consolidated net tangible assets as shown in our latest audited consolidated balance sheet; or

•	other liens securing the incurrence or issuance of indebtedness by us or our subsidiaries, so long as certain financial ratios specified in the applicable indenture are met.

Limitation on Sale/Leaseback Transactions

We will not, and will not permit any subsidiary, to enter into any sale/leaseback transaction (i.e., any arrangement with any person (other than us or any of our subsidiaries) pursuant to which we or any of our subsidiaries leases any property that has been or is to be sold or transferred by us or such subsidiary to such person or to any person (other than us or any of our subsidiaries) to which funds have been or are to be advanced by such person on the security of the leased property), unless either:

•	we or such subsidiary would be permitted to incur indebtedness in a principal amount equal to or exceeding the amount (before deducting expenses) of such sale/leaseback transaction secured by a lien on the property subject to such sale/leaseback transaction and remain in compliance with the applicable provision under “—Limitation on Liens” above; or

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we or such subsidiary, within 90 days after the effective date of such sale/leaseback transaction, apply or unconditionally agree to apply to the retirement of indebtedness an amount equal to the greater of the net proceeds of the sale/leaseback transaction or the fair value, in the opinion of the Mattel board of directors (the “Mattel Board”), of such property at the time of such sale/leaseback transaction (in either case adjusted to reflect the remaining term of the lease subject to such sale/leaseback transaction).

Mergers and Similar Transactions

We may not consolidate, merge, or amalgamate with or into or wind up into, or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of our properties or assets to, another corporation, person, or entity unless:

•	we are the surviving person or the successor or transferee is a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

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the successor expressly assumes by supplemental indenture all of our obligations under the debt securities and the applicable indenture, or in certain cases where the Issuer survives the consolidation, merger, or amalgamation, the successor remains or becomes a co-issuer of the debt securities; and

•	immediately after such transaction no event of default exists.

Defeasance and Covenant Defeasance

Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security as indicated in the applicable prospectus supplement. In general, we expect these provisions to apply to each debt security that is not a floating rate.

Legal Defeasance

The indentures provide that we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost, or mutilated debt securities of such series, to maintain paying agencies, and the treatment of funds held by paying agents) upon our deposit with the trustee, in trust, of money and/or government obligations in the same currency as such series that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of such series on the stated maturity of such payments in accordance with the terms of the applicable indenture and such debt securities. Such discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service (the “IRS”) a ruling, or, since the date of execution of the applicable indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain, or loss for United States federal income tax purposes as a result of such deposit, defeasance, and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance, and discharge had not occurred.

Covenant Defeasance

The indentures provide that unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions: (i) we will no longer be obligated to comply with certain covenants, including the restrictive covenants described above under the caption “—Certain Covenants”; and (ii) the operation of the cross acceleration provision, the bankruptcy provisions with respect to significant subsidiaries, and the judgment default provisions described the events of default described under “—Events of Default and Defaults” will be inapplicable to such series. The conditions include:

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the deposit with the trustee of money and/or government obligations in the same currency as such series that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal and interest on and any mandatory sinking fund payments in respect of the debt securities of such series on the stated maturity of such payments in accordance with the terms of the applicable indenture and such debt securities; and

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the delivery to the trustee of an officers’ certificate and opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain, or loss for United States federal income tax purposes as a result of such deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if such deposit and related covenant defeasance had not occurred.

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any applicable event of default, the amount of money and government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity but need not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such event of default. However, we will remain liable for such payments.

Events of Default and Defaults

You will have special rights if an event of default with respect to your debt security occurs and is not cured, as described in this subsection.

The following will be events of default under the applicable indenture with respect to debt securities of any series:

•	default in the payment of any interest when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of principal or premium, if any, when due;

•	default in the deposit of any sinking fund payment, when and as due, if applicable;

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default in the performance or breach by us or any subsidiary of any of our other covenants or warranties, as applicable in the applicable indenture (other than a covenant or warranty that has been included in the applicable indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 30% in principal amount of the outstanding debt securities of that series as provided in that indenture; provided that in the case of a failure to comply with certain provisions of the applicable indenture relating to reports, such period of continuance of such default or breach shall be 75 days;

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unless the terms of such series otherwise provide, an event of default under any indebtedness for money borrowed by us or any subsidiary (other than indebtedness for borrowed money owing to us or a subsidiary) within any applicable grace period after final maturity or the acceleration of any such indebtedness by the holders thereof because of a default, in each case, if the total amount of such indebtedness unpaid at final maturity or acceleration exceeds $150.0 million or its foreign currency equivalent;

•	certain events of bankruptcy, insolvency, or reorganization;

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failure by the us or any significant subsidiary to pay final and non-appealable judgments aggregating in excess of $150.0 million or its foreign currency equivalent (net of any amounts that are covered by enforceable insurance policies issued by solvent insurance companies), which judgments are not discharged, waived, or stayed for a period of 60 days after such judgment becomes final and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed; and

•	any other event of default that is described in the applicable prospectus supplement.

The occurrence of an event of default under the applicable indenture may also constitute an event of default under certain of our existing or future bank credit agreements. In addition, the occurrence of certain events of default or an acceleration under the applicable indenture may constitute an event of default under another indenture and/or certain of our other indebtedness.

Remedies Upon an Event of Default or Default

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, other than an event of default resulting from certain events of bankruptcy, insolvency, or reorganization, then in every such case the trustee or the holders of not less than 30% in principal amount of the outstanding debt securities of that series may declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, such portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, by a notice in writing to us (and to the trustee if given by the holders), and upon such declaration such principal, and accrued and unpaid interest, if any, will be immediately due and payable. In the case of an event of default resulting from certain events of bankruptcy, insolvency, or reorganization, the principal (or such specified amount) of, and accrued and unpaid interest, if any, on, all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal that has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal with respect to debt securities of that series, have been cured or waived as provided in that indenture. For information as to waiver of defaults see the discussion set forth below under “—Modification of the Indentures and Waiver of Covenants.” Reference is made to the prospectus supplement relating to any series of debt securities that are “discount securities” (any debt security that provides for an amount less than its stated principal amount to be due and payable upon declaration of acceleration of the maturity thereof pursuant to the terms of that indenture) for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default and the continuation thereof.

The indentures provide that the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability, or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series; provided that (a) such direction will not conflict with any law or the applicable indenture, (b) the trustee may take any other action that is not inconsistent with such direction, and (c) the trustee will have the right to decline any such direction if the trustee in good faith determines that the proceeding would involve the trustee in personal liability.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture or for the appointment of a receiver or trustee, or for any other remedy under the applicable indenture, unless such holder will have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series and the holders of at least 30% in principal amount of the outstanding debt securities of that series will have made written request, and offered indemnity reasonably satisfactory to the trustee, to the trustee to institute such proceeding, and the trustee will not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request and the trustee has failed to institute such proceeding within 60 days. Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal and any interest on such debt security on or after the due dates expressed in such debt security and to institute suit for the enforcement of any such payment, and such right will not be impaired without the consent of such holder.

The indentures require that within 120 days after the end of each of our fiscal years we furnish to the trustee a certificate as to compliance with the applicable indenture. Additionally, the indentures require that upon our awareness of any default or event of default with respect to the debt securities, we are required to deliver to the trustee within 30 days (unless such default or event of default has been cured or waived within such 30-day time period) a certificate specifying such default or event of default and what action we are taking or proposing to take with respect thereto. If a default or event of default occurs and is continuing and if it is known to the trustee, the trustee will mail to each holder of debt securities notice of a default or event of default within 90 days after it occurs or when the trustee learns of such default or event of default. The indentures provide that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of such series) with respect to debt securities of such series if it in good faith determines that withholding such notice is in the interest of the holders of debt securities.

Modification of the Indentures and Waiver of Covenants

Modifications to, and amendments of, the indentures may be made by us and the trustee with the consent of the holders of at least a majority in principal amount of the relevant debt securities. However, no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement, or waiver;

•	reduce the rate of or extend the time for payment of interest on any debt security;

•	reduce the principal or change the maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation, if applicable;

•

waive a default in the payment of the principal, premium, if any, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

•	reduce the premium payable upon the redemption of any debt security or change the time at which such debt security may be redeemed as described under the applicable indenture;

•	make the principal of or interest, if any, on any debt security payable in any currency other than that stated in the debt security;

•	impair the right of any holder to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

•

make any change to certain provisions of the applicable indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal, premium, if any, and interest on such debt securities, waivers of past defaults, and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, our compliance with provisions of the applicable indenture other than certain specified provisions. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the applicable indenture with respect to such series and its consequences, except a default in the payment of the principal or any interest on any debt security of that series or in respect of a provision that, under the applicable indenture, cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

Modifications to, and amendments of, the indentures may be made by us and the trustee without the consent of the holders:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with the covenant relating to mergers, amalgamations, consolidations, and sales of assets;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to securities of any series or secure securities of any series;

•	to surrender any of our rights or powers under the applicable indenture;

•	to add covenants or events of default for the benefit of holders of securities of any series;

•	to comply with the applicable procedures of the applicable depository;

•	to make any change that does not adversely affect the rights of any holder;

•	to provide for the issuance of and establish the form and terms and conditions of securities of any series as permitted by the applicable indenture;

•

to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee with respect to the securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of trusts with respect to the applicable indenture by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the applicable indenture under the Trust Indenture Act.

We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior indebtedness then outstanding who would be adversely affected.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “—Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the applicable indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. You may effect the transfer of certificated debt securities and the right to receive the principal of, premium, and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. See “Global Securities” for more information.

Our Relationship with the Trustee

U.S. Bank Trust Company, National Association currently serves as the trustee under our senior debt security indenture and will serve as the trustee, unless we state otherwise in a prospectus supplement, for both the senior debt securities and the subordinated debt securities to which a prospectus supplement relates. Consequently, if an actual or potential event of default occurs with respect to any debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign as trustee for either the senior debt securities or the subordinated debt securities, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

No Personal Liability of Directors, Officers, Employees, Incorporators or Securityholders

None of our past, present, or future directors, officers, employees, incorporators, or holder of any equity interests, as such, will have any liability for any of our obligations under the debt securities or the applicable indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. Each holder by accepting the debt security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the debt securities. The waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture governing the senior debt securities is and, unless specified in the applicable prospectus supplement, the indenture governing the subordinated debt securities and the debt securities will be, governed by New York law.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

Please note that in this section entitled “Description of Common Stock We May Offer,” references to “Mattel,” “we,” “our,” and “us” refer only to Mattel, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own shares of common stock, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in shares of common stock should also read the section entitled “Global Securities.”

The following summary description of our common stock is based on the provisions of our Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). This description is not complete and is subject to, and is qualified in its entirety by reference to, our Certificate of Incorporation, Bylaws, and the applicable provisions of the DGCL. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, see “Where You Can Find More Information.”

We may offer common stock issuable upon the conversion of debt securities or preferred stock, the exercise of warrants, and pursuant to stock purchase contracts.

Authorized Capital

We may offer common stock, preferred stock, and preference stock. As of the date of this prospectus, we have authorized 1,000,000,000 shares of common stock, par value $1.00 per share, 3,000,000 shares of preferred stock, par value $1.00 per share, and 20,000,000 shares of preference stock, par value $0.01 per share. No other classes of capital stock are authorized under our Certificate of Incorporation. The issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and nonassessable. As of October 17, 2025, there were 310,823,640 shares of common stock outstanding and no shares of preferred stock or preference stock outstanding.

Common Stock

Voting Rights

Unless otherwise provided in our Certificate of Incorporation or in the DGCL, or other applicable law, the holders of common stock of Mattel are entitled to voting rights for the election of directors and for other purposes, subject to voting rights that may in the future be granted to subsequently created series of preferred stock. Shares of Mattel common stock do not have cumulative voting rights.

The Bylaws provide that at any meeting of stockholders for which a quorum is present each stockholder will have one vote for every share of stock entitled to vote that is registered in the name of the stockholder. In any uncontested election of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), each nominee will be elected by the vote of the majority of the votes cast with respect to that director’s election. In cases where, as of the 10th day preceding the date we first mail notice for such meeting, the number of nominees exceeds the number of directors to be elected, each nominee to be elected must be elected by the vote of a plurality of the votes cast. All questions and other matters submitted to the stockholders (other than the election of directors) shall be determined by a majority of the votes cast, unless otherwise provided by the Certificate of Incorporation, the Bylaws, or applicable law or, in the determination of the Mattel Board, the rules or regulations of any stock exchange applicable to the corporation or pursuant to any regulation applicable to the corporation or its securities.

Dividend and Liquidation Rights

The holders of outstanding shares of our common stock are entitled to receive dividends, when and if declared by the Mattel Board, out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of any series of preferred stock hereafter authorized, to receive pro rata the net assets of Mattel. Holders of Mattel common stock have no preemptive or conversion rights.

Certain Provisions Affecting Control of the Company

Certain provisions of our Certificate of Incorporation, Bylaws, and the DGCL may have the effect of delaying, deferring, or preventing a change in control of Mattel, or of discriminating against an existing or prospective holder of our common stock as a result of such holder owning a substantial amount of our common stock.

Number and Election of Directors

The Bylaws provide that the Mattel Board will consist of one or more members as the Mattel Board will designate, with each director serving a one-year term. The Bylaws provide that whenever the number of directors of Mattel is increased between annual meetings of Mattel stockholders, a majority of the directors then in office have the power to elect the new directors for the balance of the term and until their successors are elected and qualified. Any decrease in the authorized number of directors will not become effective until the expiration of the term of the directors then in office unless at the time of the decrease there will be vacancies on the Mattel Board that are being eliminated by the decrease.

Special Meeting of Stockholders

The Bylaws provide that special meetings of the stockholders of Mattel for any purposes prescribed in the notice of meeting may be called by only the Mattel Board or the Chief Executive Officer of Mattel or, upon the written request, subject to compliance with the information requirements contained in the Bylaws, of one or more stockholders that together have continuously Owned (as defined in the Bylaws), for their own account on behalf of others, at least a 15% of the issued and outstanding common stock for at least one year prior to the date of such request.

Written Consent of Stockholders

The Certificate of Incorporation does not restrict the ability of the stockholders to take action without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken will be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the taking of such action at a meeting at which all shares entitled to vote thereon were present and voted.

Proposals and Nominations

The Bylaws provide that no proposals or nominations for director of Mattel by any person other than the Mattel Board or any committee thereof may be presented to any annual meeting of stockholders unless the person making the proposal or nomination is a record stockholder and has timely delivered a written notice to the Secretary of Mattel that complies with the information requirements contained in the Bylaws. In general, to be timely, notice must be received by our Secretary during the period beginning 120 days and ending 90 days before the anniversary of the last annual meeting. However, if the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary of the last annual meeting, or if no annual meeting was held in the preceding year, notice must be received by our Secretary during the period beginning 120 days before the upcoming annual meeting and ending on the later of 90 days before the upcoming annual meeting or 10 days after the first public announcement of such meeting date.

The Bylaws further provide that no proposals or nominations for director of Mattel by any person other than the Mattel Board may be presented to any special meeting of stockholders unless the proposal or nomination was stated in a valid special meeting request delivered as described above under “—Special Meeting of Stockholders.”

Proxy Access

The Bylaws permit any stockholder or group of up to 20 stockholders who have continuously Owned (as defined in the Bylaws) three percent or more of our outstanding common stock for at least three years to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. The maximum number of stockholder nominees permitted is the greater of two or 20% of the total number of directors on the last day a notice of nomination may be submitted.

Notice of a nomination pursuant to the proxy access provisions must be submitted to the Secretary of Mattel at our principal executive office no earlier than 150 days and no later than 120 days before the anniversary of the date that we mailed our proxy statement for the previous year’s annual meeting. The notice must contain certain information specified in the Bylaws.

Exclusive Forum

The Bylaws provide that, unless we otherwise select or agree in writing, to the fullest extent permitted by law, the following claims and actions must be brought in a Delaware state court (or a federal court in Delaware if no Delaware state court has jurisdiction):

•	any derivative action or proceeding;

•	any action asserting a breach of fiduciary duty by any of our directors, officers, or other employees;

•	any action asserting a claim against us or any of our directors, officers, or employees pursuant to the DGCL, the Certificate of Incorporation, or the Bylaws;

•	any claims governed by the internal affairs doctrine; and

•	any other action asserting an internal corporate claim.

Blank Check Preferred Stock

Our Certificate of Incorporation provides for 3,000,000 shares of preferred stock and 20,000,000 shares of preference stock. The existence of authorized but unissued shares of preferred and preference stock may enable the Mattel Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise. For example, if in the due exercise of its fiduciary obligations, the Mattel Board determines that a takeover proposal is not in the best interests of Mattel, the Mattel Board could cause shares of preferred stock and/or preference stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. In this regard, the Certificate of Incorporation grants the Mattel Board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock and preference stock. The issuance of shares of preferred stock and/or preference stock could decrease the amount of earnings and assets available for distribution to holders of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring, or preventing a change in control of Mattel.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL. This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge, or other disposition of 10% or more of the corporation’s assets involving the interested stockholder;

•	in general, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Listing; Exchange, Transfer Agent, and Registrar

Our common stock is quoted on The Nasdaq Global Select Market under the symbol “MAT.” Our transfer agent is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK AND PREFERENCE STOCK WE MAY OFFER

Please note that in this section entitled “Description of Preferred Stock and Preference Stock We May Offer,” references to “Mattel,” “we,” “our,” and “us” refer only to Mattel, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own shares of preferred stock registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in shares of preferred stock should also read the section entitled “Global Securities.”

The following description summarizes the material provisions of the preferred stock and preference stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to, our Certificate of Incorporation, Bylaws, and the applicable provisions of the DGCL. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our Certificate of Incorporation (as amended and in effect as of the date of such issuance) and by the certificate of amendment related to that series. We will file the certificate of amendment with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series of authorized preferred stock.

Authorized Preferred Stock and Preference Stock

The Mattel Board has the power, without further vote of stockholders, to authorize the issuance of up to 3,000,000 shares of preferred stock and 20,000,000 shares of preference stock and to fix and determine the terms, limitations, and relative rights and preferences of any shares of preferred stock or preference stock. This power includes the authority to establish voting, dividend, redemption, conversion, liquidation, and other rights of any such shares. As of October 17, 2025, there were no shares of preferred stock or preference stock outstanding.

A prospectus supplement will contain the voting, dividend, redemption, and liquidation rights of a series of preferred stock or preference stock. The prospectus supplement will describe the following terms of a series of preferred stock or a series of preference stock:

•	the designation and stated value per share of the preferred stock or preference stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which we will issue the preferred stock or preference stock;

•	the dividend rate or method of calculation, the payment dates for dividends, and the dates from which dividends will start to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	whether we have elected to offer depositary shares, as described below under “Description of Depositary Shares We May Offer”; and

•	any additional voting, dividend, liquidation, redemption, sinking fund, and other rights or restrictions.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of warrants or other rights, stock purchase contracts, units, and depositary shares issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery, and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations, and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer, or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date and identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations that are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices, and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear, and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream, and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream, and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream, and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream, and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

UNITED STATES TAXATION

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of certain debt securities and common stock (together, the “securities”) which we may offer, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the securities. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the securities.

This discussion is limited to holders who hold the securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). For holders of our debt securities, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash). The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities that are issued at a premium or with an original issue discount or that are subject to the rules governing contingent payment obligations. This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding the securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell the securities under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the securities being taken into account in an applicable financial statement;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.

If an entity treated as a partnership for U.S. federal income tax purposes holds the securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a security that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” for U.S. federal income tax purposes.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a security that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Tax Consequences Applicable to U.S. Holders of Our Debt Securities

Payments of Interest

Interest on a debt security generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss will generally equal the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. Holder paid for the debt security. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the debt security for more than one year at the time of sale, exchange, redemption, retirement or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Tax Consequences Applicable to Non-U.S. Holders of Our Debt Securities

Payments of Interest

Interest paid on a debt security to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty), provided that:

•	the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock

•	the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

•

either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such holder is not a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its debt security directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.

If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or applicable successor form), certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Payments of Interest”) unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Tax Consequences Applicable to Non U.S. Holders of our Common Stock

Distributions

If we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or applicable successor form), certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale, Exchange or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale, exchange or other taxable disposition of our common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale, exchange or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

U.S. Holders. A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on our common stock or debt securities, or receives proceeds from the sale, exchange or other taxable disposition of such stock or debt securities (including a redemption or retirement of a note). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non U.S. Holders. Payments of dividends on our common stock or interest on our debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (or other applicable documentation), or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock or interest on our debt securities paid to the Non-U.S. Holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale exchange or other taxable disposition of such stock or debt securities (including a retirement or redemption of our debt securities) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a “United States person” (within the meaning of Section 7701(a)(30) of the Code), or the holder otherwise establishes an exemption. Proceeds of a sale, exchange or other taxable disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to

non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest, or dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale, exchange or other taxable disposition of, our debt securities or common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a debt security and dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale, exchange or other taxable disposition of securities on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our securities.

PLAN OF DISTRIBUTION

Please note that in this section entitled “Plan of Distribution,” references to “Mattel,” “we,” “our,” and “us” refer only to Mattel, Inc. and not to its consolidated subsidiaries.

We may offer and sell the securities from time to time as follows:

•	through agents;

•	to or through dealers or underwriters;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	at prices determined by an auction process; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers, and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Global Select Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Mattel, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$600,000,000

5.000% Notes due 2030

PROSPECTUS SUPPLEMENT

November 5, 2025

Joint Book-Running Managers

BofA Securities

Citigroup

Wells Fargo Securities

Goldman Sachs & Co. LLC

Mizuho

MUFG

RBC Capital Markets

Co-Managers

HSBC

Huntington Capital Markets

KeyBanc Capital Markets

M&T Securities

Scotiabank